                                                                   Exhibit 2.1


                          ASSET PURCHASE AGREEMENT


                                BY AND AMONG


                           AEROSPACE METALS, INC.,

                       AEROSPACE PARTS SECURITY, INC.,

                      THE SUISMAN TITANIUM CORPORATION,

                              MICHAEL SUISMAN,

                           METAL MANAGEMENT, INC.

                                     AND

                             AMI ACQUISITION CO.



                        DATED AS OF JANUARY 20, 1998

                              TABLE OF CONTENTS

                                                                           Page
RECITALS ................................................................    1

ARTICLE I - PURCHASE AND SALE ...........................................    1
            1.1    Purchased Assets .....................................    1
            1.2    Excluded Assets ......................................    3
            1.3    Assumed Liabilities ..................................    3
            1.4    Excluded Liabilities .................................    4

ARTICLE II - PURCHASE PRICE .............................................    5
            2.1    Purchase Price .......................................    5
            2.2    Allocation of Purchase Price .........................    5
            2.3    Adjustment of Purchase Price .........................    6
            2.4    Adjustment to Stock Portion ..........................    6

ARTICLE III - CLOSING ...................................................    7
            3.1    Closing Date .........................................    7
            3.2    Payment of the Purchase Price ........................    7
            3.3    Buyer's Additional Deliveries ........................    7
            3.4    Companies' Deliveries ................................    8

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE
             SHAREHOLDERS ...............................................    9
            4.1    Corporate Status .....................................    9
            4.2    Power and Authority ..................................    9
            4.3    Enforceability .......................................    9
            4.4    No Restrictions ......................................   10
            4.5    Capitalization of the Companies; Shareholder .........   10
            4.6    No Violation .........................................   10
            4.7    Records ..............................................   10
            4.8    Subsidiaries .........................................   11
            4.9    Financial Statements .................................   11
            4.10   Changes Since the Current Balance Sheet Date .........   11
            4.11   Liabilities ..........................................   12
            4.12   Litigation ...........................................   12
            4.13   Environmental Matters ................................   12
            4.14   Real Estate ..........................................   18
            4.15   Good Title to, Condition of and Adequacy of
                     Purchased Assets ...................................   19
            4.16   Compliance with Laws .................................   19
            4.17   Labor and Employment Matters .........................   20
            4.18   Employee Benefit Plans ...............................   20
            4.19   Tax Matters ..........................................   22
            4.20   Insurance ............................................   24
            4.21   Receivables ..........................................   24
            4.22   Licenses and Permits .................................   24
            4.23   Relationships with Customers and Suppliers;
                     Affiliated Transactions ............................   25


            4.24   Intellectual Property ................................   25
            4.25   Contracts ............................................   25
            4.26   Customer Lists and Recurring Revenue .................   26
            4.27   Accuracy of Information Furnished to MTLM ............   26
            4.28   Investment Intent; Accredited Investor Status;
                     Securities Documents ...............................   26
            4.29   Business Locations ...................................   27
            4.30   Names; Prior Acquisitions ............................   27
            4.31   No Commissions .......................................   27
            4.32   Inventory ............................................   27
            4.33   Identification, Acquisition and Disposition of
                     Assets and Liabilities .............................   28
            4.34   Product Warranty .....................................   28

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BUYER .....................   28
            5.1    Corporate Status .....................................   28
            5.2    Corporate Power and Authority ........................   28
            5.3    Enforceability .......................................   29
            5.4    No Commissions .......................................   29
            5.5    SEC Filings and Financial Information ................   29
            5.6    Capitalization .......................................   30
            5.7    MTLM Shares. .........................................   30
            5.8    New Permits ..........................................   30

ARTICLE VI - CONDUCT OF BUSINESS PENDING THE CLOSING ....................   30
            6.1    Affirmative Covenants Pending the Closing ............   30
            6.2    Negative Covenants Pending Closing ...................   31

ARTICLE VII - CONDITIONS TO THE OBLIGATIONS OF BUYER ....................   33
            7.1    Accuracy of Representations and Warranties
                     and Compliance with Obligations ....................   33
            7.2    No Material Adverse Change or Destruction of Property.   33
            7.3    Corporate Certificate ................................   33
            7.4    Opinions of Counsel ..................................   34
            7.5    Consents .............................................   34
            7.6    Governmental Approvals; HSR Act Compliance ...........   34
            7.7    Securities Laws ......................................   34
            7.8    Title Documents; Title Insurance .....................   34
            7.9    No Adverse Litigation ................................   34
            7.10   Approvals; Consents ..................................   34
            7.11   Intentionally Omitted ................................   35
            7.12   Intentionally Omitted ................................   35
            7.13   Other Closing Deliveries .............................   35
            7.14   Licenses and Permits .................................   35
            7.15   Employment Agreements ................................   35
            7.16   Lease and Option .....................................   35
            7.17   Defined Benefit Plan .................................   35

ARTICLE VIII - CONDITIONS TO THE OBLIGATIONS OF EACH OF THE COMPANIES
               AND THE SHAREHOLDER ......................................   35
            8.1    Accuracy of Representations and Warranties
                     and Compliance with Obligations ....................   35
            8.2    Purchase Price .......................................   36
            8.3    No Adverse Litigation ................................   36
            8.4    Other Closing Deliveries .............................   36
            8.5    Opinion of Counsel ...................................   36
            8.6    Governmental Approvals; HSR Act Compliance ...........   36
            8.7    Securities Laws ......................................   36

ARTICLE IX - INDEMNIFICATION ............................................   37
            9.1    Agreement by the Companies and the Shareholder
                     to Indemnify .......................................   37
            9.2    Conditions of Indemnification of Buyer ...............   38
            9.3    Agreement by Buyer to Indemnify ......................   39
            9.4    Conditions of Indemnification of Companies and
                     Shareholder ........................................   40
            9.5    Effect of Insurance and Taxes ........................   41
            9.6    Minimum Threshold for Indemnification ................   41
            9.7    Security for Indemnification Obligation ..............   42
            9.8    Collection of Receivables ............................   42

ARTICLE X - SECURITIES LAW MATTERS ......................................   43
            10.1   Legend ...............................................   43
            10.2   Registration Rights ..................................   43

ARTICLE XI - ADDITIONAL AGREEMENTS ......................................   43
            11.1   Further Assurances ...................................   43
            11.2   Compliance with Covenants ............................   43
            11.3   Cooperation ..........................................   43
            11.4   Access to Information ................................   44
            11.5   Notification of Certain Matters ......................   44
            11.6   Tax Treatment ........................................   44
            11.7   No Other Discussions .................................   44
            11.8   Restrictive Covenants ................................   44
            11.9   Trading in MTLM's Common Stock .......................   45
            11.10  HSR Act Compliance ...................................   46
            11.11  Corporate Authority ..................................   46
            11.12  Taxes and Transfer Taxes .............................   46
            11.13  Other Agreements .....................................   47
            11.14  Employment Procedure .................................   47
            11.15  Corporate Name Change ................................   47
            11.16  Payments of Accounts Receivable ......................   47
            11.17  Securities Laws ......................................   48
            11.18  New Permits an .......................................   48
            11.19  Environmental Covenants of the Companies .............   48
            11.20  Environmental Covenants of Buyer .....................   52
            11.21  Covenants as to Management and
                     Containment Improvements ...........................   55
            11.22  Buyer's Right to Cure the Companies' Noncompliance
                     with Remediation Obligation ........................   55

            11.23  Payment of Estimated Amounts; Adjustments ............   56

ARTICLE XII - TERMINATION ...............................................   56
            12.1   Termination ..........................................   56
            12.2   Notice of Termination ................................   57
            12.3   Effect of Termination ................................   57

ARTICLE XIII - DEFINITIONS ..............................................   57
            13.1   Defined Terms ........................................   57
            13.2   Other Definitional Provisions ........................   63

ARTICLE XIV - GENERAL PROVISIONS ........................................   64
            14.1   Survival of Obligations ..............................   64
            14.2   Confidential Nature of Information ...................   64
            14.3   No Public Announcement ...............................   64
            14.4   Notices ..............................................   65
            14.5   Successors and Assigns ...............................   66
            14.6   Access to Records after Closing ......................   66
            14.7   Entire Agreement; Amendments .........................   67
            14.8   Interpretation .......................................   67
            14.9   Waivers ..............................................   67
            14.10  Expenses .............................................   67
            14.11  Partial Invalidity ...................................   67
            14.12  Execution in Counterparts ............................   68
            14.13  Further Assurances ...................................   68
            14.14  Governing Law ........................................   68
            14.15  Submission to Jurisdiction ...........................   68

                              INDEX OF EXHIBITS

Exhibit A         Lease Agreement
Exhibit B         Option Agreement
Exhibit C         Bill of Sale
Exhibit D-1       Opinion of Counsel to Buyer
Exhibit D-2(a)    Opinion of Counsel to the Companies and the Shareholder
Exhibit D-2(b)    Opinion of Counsel to the Companies and the Shareholder
Exhibit E         Assumption Agreement
Exhibit F         Cleanup Escrow Agreement
Exhibit G         General Escrow Agreement
Exhibit H         Registration Rights Agreement
Exhibit I         Employment Agreements

                              INDEX OF SCHEDULES

Schedule 1.1(k)   Prepaid Expenses
Schedule 1.2(c)   Deferred Income Taxes
Schedule 1.2(e)   Insurance Policies
Schedule 1.2(g)   Other Excluded Assets
Schedule 1.2(h)   Shareholder Personal Property
Schedule 4.1      Jurisdictions in which Qualified to do Business
Schedule 4.5      Capitalization of the Companies; Shareholder
Schedule 4.6      Violations; Conflicts; etc.
Schedule 4.8      Subsidiaries
Schedule 4.9      Financial Statements
Schedule 4.10     Changes since the Current Balance Sheet Date
Schedule 4.11     Liabilities
Schedule 4.12     Litigation
Schedule 4.13     Environmental Matters
Schedule 4.14(a)  Owned Premises
Schedule 4.14(b)  Leased Premises
Schedule 4.14(c)  Additional Locations
Schedule 4.15     Title to and Condition of Assets
Schedule 4.16     Compliance with Laws
Schedule 4.17     Labor and Employment Matters
Schedule 4.18     Employee Benefit Plans
Schedule 4.19     Tax Matters
Schedule 4.20     Insurance
Schedule 4.21     Receivables
Schedule 4.22     Licenses and Permits
Schedule 4.23     Relationships with Customers and Suppliers
Schedule 4.24     Intellectual Property
Schedule 4.25     Purchased Contracts
Schedule 4.27     Documents Not Prepared by Companies or Shareholder
Schedule 4.30     Names
Schedule 4.31     Commissions


Schedule 4.33(a)   Fixed Asset Schedule
Schedule 4.33(b)   Liability Schedule
Schedule 5.5       SEC Filings and Financial Information
Schedule 6.2       Negative Covenants
Schedule 11.19(a)  Remediation Plan


                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "AGREEMENT") is entered into effective as of January 20, 1998, by and among Metal Management, Inc., a Delaware corporation ("MTLM"); AMI Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of MTLM ("AMI" together with MTLM, "BUYER"); Aerospace Metals, Inc., a Connecticut corporation ("AEROSPACE"); Aerospace Parts Security, Inc., a Connecticut corporation ("SECURITY"); The Suisman Titanium Corporation, a Connecticut corporation and a wholly-owned subsidiary of Aerospace ("TITANIUM") (Aerospace, Security and Titanium are hereinafter sometimes referred to individually as a "COMPANY" and collectively as the "COMPANIES"); and Michael Suisman, being the sole shareholder of Aerospace and Security ("SHAREHOLDER"). Certain other capitalized terms used herein are defined in Article XIII or elsewhere throughout this Agreement.


                               R E C I T A L S:

     A. The Companies are engaged in the business of processing and recycling high temperature nickel and cobalt alloys, titanium and other high grade alloy metals (the "BUSINESS").

     B. The Companies desire to sell to Buyer, and Buyer desires to purchase from the Companies, on a going concern basis, substantially all of the Companies' assets, properties and business, other than certain excluded assets, all on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed as follows:


                                  ARTICLE  I

                              PURCHASE AND SALE

     1.1 Purchased Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, each of the Companies shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from each of the Companies, on a going concern basis, free and clear of all Liens (except for Permitted Liens), all of the business and operations of each of the Companies related to the Business and, except for the Excluded Assets as set forth in Section 1.2 hereof, all of the assets and properties of each of the Companies of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used in connection with the Business as the same shall exist on the Closing Date (collectively, the "PURCHASED ASSETS"), including, without limitation, all right, title and interest of each of the Companies in, to and under:

           (a) All of the assets reflected on the Balance Sheet, including without limitation the Receivables identified on Schedule 4.21, and those assets acquired subsequent to the Balance Sheet Date, except those assets disposed of or converted into cash after the Balance Sheet Date in the ordinary course of business;

           (b) All raw materials, supplies, parts, work-in progress, and other materials (including all such materials subject to a consignment relationship) included in the inventory of the Business ("INVENTORY");

           (c) The Permits listed in Schedule 4.22;

           (d) The Purchased Contracts identified in Schedule 4.25, as well as all contracts-in-process;

           (e) The personal property listed in the August 31, 1997 unaudited financial statements of each of the Companies;

           (f) The trademarks, trade names, service marks, and copyrights, including but not limited to the names "Aerospace Metals, Inc.", "Aerospace Parts Security, Inc.", "Suisman & Blumenthal" and "The Suisman Titanium Corporation" and all abbreviations or derivations thereof which any of the Companies owns or has the right to use (and all goodwill associated therewith), registered or unregistered, and the applications for registration thereof, and the patents and applications therefor, and the licenses relating to any of the foregoing listed in
      Schedule 4.24 (as further defined in Section 4.24, the "INTELLECTUAL PROPERTY");

           (g) All mailing lists, telephone numbers, customer lists, subscriber lists, processes, computer software, manuals or business procedures, trade secrets, designs, engineering drawings and reports, know-how and other proprietary or confidential information used in or relating to the Business;

           (h) All books and records (including all data and other information stored on discs, tapes or other media) of each of the Companies relating to the assets, properties and operations of the Business;

           (i) All of the Companies' rights, claims or causes of action against third parties relating to the assets, properties or operations of the Business (other than those arising from the ownership of the Owned Premises) arising out of transactions occurring prior to the Closing Date;

           (j) All of the Companies' interest in and to all telephone, telexes and telephone facsimile numbers and other directory listings of the Business and any assumed or fictitious names related to the Business;

           (k) All prepaid expenses and deposits that benefit the Buyer after the Closing Date, a list of which is included in Schedule 1.1(k);

           (l) All of the Companies' interests in, and the assets under, the Employee Benefit Plans; and

           (m) All of the Companies' rights, claims or causes of action against third parties arising from warranties or guarantees received in connection with materials, products or services purchased by the Companies prior to the Closing Date.

      1.2 Excluded Assets. Notwithstanding the provisions of Section 1.1, the Purchased Assets shall not include the following (herein referred to as the "EXCLUDED ASSETS"):

           (a) All cash, bank deposits and cash equivalents;

           (b) Any casualty, products liability or tort claim, or proceeds thereof, relating to the operation of the Business and the property, plant and equipment of the Companies, which arose prior to the Closing Date;

           (c) All deferred income taxes, income tax refunds and investments set forth on Schedule 1.2(c);

           (d) All corporate minute books and stock transfer books and the corporate seal of each Company;

           (e) Those insurance policies listed on Schedule 1.2(e);

           (f) the real property parcels commonly known as 173 Bartholomew Avenue, 201 Bartholomew Avenue and 500 Flatbush Avenue, Hartford, Connecticut, including any rights and easements of the Companies related thereto each as more fully described or referred to in Schedule 4.14(a) (the "OWNED PREMISES");

           (g) Such other Excluded Assets as are listed on Schedule 1.2(g); and

           (h) The Shareholder's personal property listed on Schedule 1.2(h), which is owned by the Shareholder and not the Companies.

      1.3 Assumed Liabilities. On the Closing Date, Buyer shall deliver to the Companies the Assumption Agreement (attached hereto as Exhibit E) pursuant to which Buyer shall assume and agree to discharge the following obligations and liabilities of each of the Companies:

           (a) All of the accounts payable and accrued expenses of each of the Companies incurred in the ordinary course of business and as reflected on each of the Companies' balance sheets as of the Closing Date;

           (b) All obligations of each of the Companies to be paid or performed on or after the Closing Date under the Purchased Contracts; except:

                 (i) to the extent such liabilities and obligations, but for a breach or default by any of the Companies, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent such liabilities and obligations arise out of any such breach or default; and

                 (ii) to the extent such liabilities and obligations were not taken into account as a deduction in connection with the adjustment of the Purchase Price pursuant to Section 2.3;

           (c) all obligations of the Companies under the Employee Benefit Plans; and

           (d) all obligations of the Companies under the Union Contract.

All of the foregoing liabilities and obligations to be assumed by Buyer hereunder (excluding any Excluded Liabilities) are referred to herein as the "ASSUMED LIABILITIES."

      1.4 Excluded Liabilities. Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of the Companies, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer pursuant to the Assumption Agreement (all such liabilities and obligations not being assumed being herein called the "EXCLUDED LIABILITIES") and, notwithstanding anything to the contrary in Section 1.3, none of the following shall be "ASSUMED LIABILITIES" for purposes of this Agreement:

           (a) Any liabilities of the Companies in respect of Taxes of the Companies for which any of the Companies are liable pursuant to Section 4.19;

           (b) Any intercompany payables and other liabilities or obligations of the Companies to any of their respective Affiliates;

           (c) Any costs and expenses incurred by any of the Companies or the Shareholder incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

           (d) Any liabilities or obligations in respect of any Excluded
      Assets;

           (e) Any debts or obligations owed by any of the Companies to any Bank or other financial institution;

           (f) Any liabilities or obligations, to the extent such liabilities or obligations were not deducted in connection with the adjustment of the Purchase Price pursuant to

      Section 2.3, arising from the violation or breach of, or default by the Companies, the Shareholder, employees, agents or independent contractors relating to the Owned Premises or Leased Premises under: (i) any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against any of the Companies or the Shareholder; or (ii) any Contract which is applicable to, binding upon or enforceable against any of the Companies or the Shareholder;

           (g) Any liabilities or obligations, whether under guaranty, warranty, or indemnity provisions or otherwise, for replacement, return, exchange or repair of, or other damages in connection with, products sold, manufactured or delivered by any of the Companies, to the extent such liabilities or obligations were not deducted in connection with the adjustment of the Purchase Price pursuant to Section 2.3; or

           (h) Any other liabilities of any kind or nature whatsoever other than those described in Section 1.3.


                                 ARTICLE  II

                                PURCHASE PRICE

      2.1 Purchase Price. Subject to the Purchase Price Adjustment, the purchase price ("PURCHASE PRICE") for the Purchased Assets shall be $24,250,000, consisting of:

           (a) $18,000,000 in cash (the "CASH PORTION"), from which MTLM shall withhold a total of $4,600,725 (the "ESCROW AMOUNT") and deliver to the Escrow Agent to hold in separate escrow accounts pursuant to the Cleanup Escrow Agreement and the General Escrow Agreement (together, the "ESCROW AGREEMENTS") in accordance with Section 9.7; and

           (b) 284,091 shares (valued at $22 per share based upon the closing price of the Common Stock on the Nasdaq National Market on August 28,
      1997) of Common Stock, subject to adjustment as set forth in Section 2.4 (the "STOCK PORTION"; such shares, together with the shares of Common Stock, if any, issued in connection with a Purchase Price Adjustment, the "MTLM SHARES") subject to the restrictions and entitled to the registration and other rights set forth in the Registration Rights Agreement and bearing the legend set forth in Section 10.1 of this Agreement. The Registration Rights Agreement will provide, among other terms and conditions, that MTLM will file a single registration statement with respect to the MTLM Shares within 20 days after the Closing Date.

      2.2 Allocation of Purchase Price. The Purchase Price shall be allocated as set forth in a schedule to be mutually determined by Buyer and the Companies on or prior to the Closing Date. Each of the Companies shall sign and submit all necessary forms to report this transaction for federal and state income tax purposes in accordance with that allocation and shall not take a position for tax purposes inconsistent therewith.

      2.3 Adjustment of Purchase Price.

            (a) Within four (4) days prior to the Closing Date, the Companies' auditors shall perform a physical inventory (the "PRE-CLOSING INVENTORY") of the Inventory of the Companies (which physical inventory shall be observed and reviewed by AMI's auditors). The Pre-Closing Inventory shall be adjusted for any transactions by the Companies between the date of the Pre-Closing Inventory and the Closing Date and shall be used by Buyer and the Companies to jointly prepare a statement calculating the Valuation Date Amount. The Pre-Closing Inventory and all adjustments through the Closing Date shall be valued using the "First In, First Out" valuation method. The cost of such inventory shall be based on the cost to each of the Companies as reflected on its books and records.

            (b) The Purchase Price shall be increased or decreased (the "PURCHASE PRICE ADJUSTMENT") as follows if the Valuation Date Amount and the August 31 Valuation Amount differ by more than $100,000:

                 (i) if the Valuation Date Amount exceeds the August 31
            Valuation Amount by more than $100,000, then the Stock Portion of the Purchase Price shall be increased by the full amount of such excess by increasing the Common Stock comprising the Stock Portion by that number of shares of Common Stock derived by dividing (a) the full amount of such excess by (b) $22, which additional Shares of Common Stock shall be subject to the restrictions and entitled to the registration and other rights set forth in the Registration Rights Agreement, and bear the legend set forth in Section 10.2; or

                 (ii) if the August 31 Valuation Amount exceeds the Valuation
            Date Amount by more than $100,000, then the Cash Portion of the Purchase Price shall be decreased by the full amount of this difference.

      2.4 Adjustment of Stock Portion. If the closing price of the Common Stock on the Nasdaq National Market on the trading day prior to the day of Closing (the "CLOSING PRICE") is less than $19.50 per share, then the number of shares in the Stock Portion of the Purchase Price shall equal the number (rounded to the next highest whole number) obtained by dividing: (i) $5,539,774 (the product of 284,091 shares times $19.50 per share); by (ii) the Closing Price. If the Closing Price is greater than $24.50 per share, then the number of shares in the Stock Portion of the Purchase Price shall equal the number (rounded to the next highest whole number) obtained by dividing: (i) $6,960,230 (the product of 284,091 shares times $24.50 per share); by (ii) the Closing Price.

                                 ARTICLE  III

                                   CLOSING

      3.1 Closing Date. The Closing of the transactions contemplated by this Agreement shall be consummated after all of the conditions set forth in Articles VII and VIII have been satisfied or waived, on a date mutually agreed upon by the parties but no later than January 31, 1998, at the offices of Shefsky & Froelich Ltd., 444 North Michigan Avenue, Suite 2500, Chicago, Illinois 60611 or at such other place as shall be agreed upon by Buyer and the Shareholder. The time and date on which the Closing is actually held is sometimes referred to herein as the "CLOSING DATE." The Closing shall be deemed to be effective as of 12:01 a.m. (Chicago time) on the Closing Date (the "EFFECTIVE TIME").

      3.2 Payment of the Purchase Price. Subject to fulfillment or waiver of the conditions set forth in Article VII, the Purchase Price (subject to the Purchase Price Adjustment) shall be payable by Buyer to the Companies at Closing as follows: Buyer shall: (i) pay to the Companies an amount equal to the Cash Portion minus the Escrow Amount by wire transfer of immediately available funds to an account designated by the Companies in writing not less than two (2) days prior to the Closing Date; (ii) deliver to the Companies a certificate representing the Stock Portion and bearing the legend set forth in
Section 10.1; and (iii) deliver the Escrow Amount in accordance with the Escrow Agreements.

      3.3 Buyer's Additional Deliveries. At Closing Buyer shall deliver to the Companies all the following:

           (a) A certificate of the Secretary or an Assistant Secretary of each of MTLM and AMI, dated as of the Closing Date, in form and substance reasonably satisfactory to the Companies, as to: (i) no amendments to the Articles of Incorporation of MTLM or AMI, as applicable, since a specified date; (ii) the by-laws of MTLM or AMI, as applicable; (iii) the resolutions of the Board of Directors of MTLM or AMI, as applicable, authorizing the execution and performance of this Agreement, the Other Agreements and the transactions contemplated thereby; and (iv) incumbency and signatures of the officers of MTLM or AMI, as applicable, executing this Agreement and the Other Agreements;

           (b) The Other Agreements, each duly executed by each of MTLM and AMI, as applicable;

           (c) The certificate contemplated by Section 8.1, duly executed by the President or any Vice President of each of MTLM and AMI;

           (d) Such other documents as the Companies may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer;

           (e) A Certificate of Good Standing, issued by the Secretary of State of Delaware, with respect to each of MTLM and AMI, dated no earlier than thirty (30) days prior to the Closing Date;

           (f) An opinion of counsel to Buyer substantially in the form of Exhibit D-1; and

           (g) The Assumption Agreement, duly executed and delivered by Buyer.

      3.4 Companies' Deliveries. At Closing the Companies and the Shareholder shall deliver to Buyer all the following:

           (a) A certificate of the Secretary or an Assistant Secretary of each of the Companies, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to: (i) no amendments to the Certificate of Incorporation of such Company since a specified date; (ii) the by-laws of such Company; (iii) the resolutions of the Board of Directors and shareholders of such Company authorizing the execution and performance of this Agreement, the Other Agreements and the transactions contemplated thereby; and (iv) incumbency and signatures of the officers of such Company executing this Agreement and the Other Agreements.

           (b) Opinions of counsel to the Companies and the Shareholder substantially in the form contained in Exhibit D-2(a) and Exhibit D-2(b).

           (c) The Bill of Sale duly executed by each of the Companies in substantially the form contained in Exhibit C;

           (d) Certificates of title or origin (or like documents) with respect to any aircraft, vehicles or equipment included in the Purchased Assets for which a certificate of title or origin is required in order to transfer title;

           (e) The consents, waivers or approvals obtained by each of the Companies with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement;

           (f) The certificate contemplated by Section 7.1, duly executed by the authorized officers of each of the Companies;

           (g) Certificates of Existence issued by the Secretary of State of Connecticut with respect to each of the Companies, dated no more than thirty (30) days prior to the Closing Date;

           (h) UCC-3 termination statements or other applicable releases relating to any Liens other than Permitted Liens; and

           (i) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer.

In addition to the above deliveries, each of the Companies and the Shareholder shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets.


                                 ARTICLE  IV

                    REPRESENTATIONS AND WARRANTIES OF THE
                        COMPANIES AND THE SHAREHOLDERS

     As a material inducement to MTLM and AMI to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholder and each of the Companies hereby jointly and severally make the following representations and warranties to MTLM and AMI:

     4.1 Corporate Status. Each of the Companies is a corporation duly organized and legally existing, and has filed all required annual reports and paid all required franchise and other taxes and fees, under the laws of the State of Connecticut. Each of the Companies has the requisite power and authority to own or lease its property and to carry on its business as now being conducted. Each of the Companies is legally qualified to transact business as a foreign corporation in all jurisdictions where the nature of its respective properties and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 4.1) and is in good standing in each of the jurisdictions in which it is so qualified. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the Companies.

     4.2 Power and Authority. Each of the Companies and the Shareholder has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Companies has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby. The Shareholder is a resident of the State of Connecticut and has the requisite competence to execute and deliver this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby.

     4.3 Enforceability. Each of this Agreement and the Other Agreements has been or will have been at the time of Closing duly executed and delivered by each of the Companies and the Shareholder and constitutes or will constitute the legal, valid and binding obligation of each of them, enforceable against them in accordance with their respective terms.

     4.4 No Restrictions. There are no proxies, voting rights, Contracts or other agreements or understandings with respect to the voting of shares in any of the Companies or the transfer of the Purchased Assets other than as set forth in this Agreement.

     4.5 Capitalization of the Companies; Shareholder. The Shareholder is the holder beneficially and of record of all issued and outstanding shares of capital stock of Aerospace and Security, and the Shareholder owns such shares as set forth on Schedule 4.5, free and clear of all Liens, restrictions and claims of any kind, except as set forth on Schedule 4.5. Aerospace is the holder beneficially and of record of all issued and outstanding shares of capital stock of Titanium, and Aerospace owns such shares as set forth in
Schedule 4.5 free and clear of all Liens, restrictions and claims of any kind.

     4.6 No Violation. Except as set forth on Schedule 4.6 and upon compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR ACT"), the execution and delivery of this Agreement by each of the Companies and the Shareholder, the performance by each of them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not: (i) contravene any provision of the certificate of incorporation or bylaws of the respective Company; (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against any of the Companies or the Shareholder; (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any of the Companies or the Shareholder; (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of any of the Companies; or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by MTLM.

     4.7 Records. The copies of the respective certificate of incorporation and bylaws of each of the Companies which were provided to MTLM are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for each of the Companies provided to MTLM for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all corporate actions of the shareholders and directors (and any committees thereof) of each of the Companies taken by written consent or at a meeting within ten (10) years of the date hereof. All material corporate actions taken by each of the Companies have been duly authorized or ratified. All accounts, books, ledgers and official and other records of each of the Companies within ten (10) years of the date hereof have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein.

     4.8 Subsidiaries. Except as set forth on Schedule 4.8, none of the Companies owns, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any other corporation, partnership, joint venture or other business entity. Except as set forth on Schedule 4.8, none of the Companies has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, arising from its interest in the entities set forth on such schedule.

     4.9 Financial Statements. The Shareholder has delivered to MTLM: (i) the financial statements of each of the Companies, except Security, as of May 31, 1997, including the notes thereto, audited by Coopers & Lybrand L.L.P., and the unaudited financial statements of Security as of May 31, 1997, and (ii) the August 31, 1997 unaudited financial statements of each of the Companies (collectively, the "FINANCIAL STATEMENTS"), copies of which are attached as
Schedule 4.9 hereto. The balance sheets dated as of August 30, 1997, included in the Financial Statements are referred to herein as the "CURRENT BALANCE SHEET". The Financial Statements fairly present the consolidated financial position of each of the Companies (except Security) at each of the balance sheet dates and the results of operations for the periods covered thereby and, except as set forth in Schedule 4.9, have been prepared in accordance with GAAP consistently applied throughout the periods indicated. Except as set forth in
Schedule 4.9, the books and records of each of the Companies fully and fairly reflect the transactions, properties, assets and liabilities of the respective Company. Except as set forth in Schedule 4.9, there are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. Except as set forth in Schedule 4.9, the Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

     4.10 Changes Since the Current Balance Sheet Date. Except as disclosed in Schedule 4.10, since the date of the Current Balance Sheet, none of the Companies has: (i) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice;
(ii) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (iii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (iv) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate; (v) suffered any extraordinary losses (whether or not covered by insurance); (vi) waived, cancelled, compromised or released any rights having a value in excess of $10,000 in the aggregate; (vii) made or adopted any change in its accounting practices or policies; (viii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course of business consistent with past practice; (ix) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (x) entered into any employment agreement; (xi) terminated, amended or modified any agreement involving an amount in excess of $50,000; (xii) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice;
(xiii) delayed paying any account payable which is due and payable except to the extent being contested in good faith and except in the ordinary course of its business consistent with past practice; or (xiv) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice.

     4.11 Liabilities. Except as set forth on Schedule 4.11, none of the Companies has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except: (i) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged;
(ii) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto; (iii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding); (iv) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate; and (v) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon.

     4.12 Litigation. Except as set forth on Schedule 4.12 or Schedule 4.13, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending or threatened by or against the Companies or the Shareholder or anticipated or contemplated by the Companies or the Shareholder, nor, to the best knowledge of the Companies and the Shareholder, is there any such action, suit, or other legal or administrative proceeding or governmental investigation anticipated or contemplated against the Companies or the Shareholder, affecting any of the Companies or any of their respective properties or assets, or the Shareholder, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and to the best knowledge of the Shareholder and each of the Companies, there is no basis for any of the foregoing. Except as set forth in Schedule 4.12 or
Schedule 4.13, there are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which any of the Companies is or was a party which have not been complied with in full or which continue to impose any material obligations on any of the Companies.

     4.13 Environmental Matters.  Except as set forth on Schedule 4.13:

           (a) Each of the Companies is and has at all times been in material compliance with all Environmental, Health and Safety Laws (as defined herein) governing its business, operations, properties and assets, including, without limitation, Environmental, Health and Safety Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, transfer, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances (as defined herein), or other Waste (as defined herein). None of the Companies is currently liable for any penalties, fines or forfeitures for failure to comply with any Environmental, Health and Safety Laws. Each of the Companies is in material compliance with all notice, record keeping and reporting requirements of all Environmental, Health and Safety Laws, and has complied with all informational requests or demands arising under the Environmental, Health and Safety Laws.

           (b) Each of the Companies has obtained, or caused to be obtained, and is in material compliance with, all licenses, certificates, permits, approvals and registrations (collectively "LICENSES") required by the Environmental, Health and Safety Laws for the ownership of its properties and assets and the operation of its business as presently conducted, including, without limitation, all air emission, water discharge, water use and solid waste, hazardous waste and other Waste generation, transportation, transfer, storage, treatment or disposal Licenses, and is in compliance in all material respects with all the terms, conditions and requirements of such Licenses, and copies of such Licenses have been provided to MTLM. There are no administrative or judicial investigations, notices, claims or other proceedings pending or threatened by any Governmental Authority or third parties against any of the Companies, their respective businesses, operations, properties, or assets, which question the validity or entitlement of any of the Companies to any License required by the Environmental, Health and Safety Laws for the ownership of each of the respective properties and assets of each of the Companies and the operation of their respective business or wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect on the Purchased Assets, the Business or any of the Companies, or which would impose any liability upon MTLM in the event that the transaction contemplated by this Agreement closes.

           (c) None of the Companies has received or is aware of any non-compliance order, warning letter, investigation, notice of violation, claim, suit, action, judgment, or administrative or judicial proceeding pending or threatened against or involving any of the Companies, their respective business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental, Health and Safety Laws in connection with the ownership by any of the Companies of its properties or assets or the operation of its business, which has not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on MTLM in the event that the transaction contemplated by this Agreement closes, or which could have a Material Adverse Effect on the Purchased Assets, the Business or any of the Companies.

           (d) Each of the Companies is in full compliance with, and is not in breach of or default under any applicable writ, order, judgment, injunction, governmental communication or decree issued pursuant to the Environmental, Health and Safety Laws and no event has occurred or is continuing which, with the passage of time or the giving of notice or both, would constitute such non-compliance, breach or default thereunder, or affect the Business or the Purchased Assets.

           (e) None of the Companies has generated, manufactured, used, transported, transferred, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed, nor has it allowed or arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for or allowed by any method or procedure such generation, manufacture, use, transportation, transfer, storage, treatment, spillage, leakage, dumping, discharge, release or disposal in contravention of any Environmental, Health and Safety Laws. None of the Companies has generated, manufactured, used, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed of, or allowed or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste upon property currently or previously owned or leased by it, except as permitted by law. For purposes of this Agreement, the term "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, metals, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental, Health and Safety Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Health and Safety Laws, including, without limitation, the United States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA"); any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree. For purposes of this Section 4.13, the term "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash.

           (f) None of the Companies has caused, allowed to be caused or permitted, either by action or inaction, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any parcel of the Purchased Assets, the Owned Premises or the Leased Premises or to any properties adjacent thereto. There has not occurred, nor is there presently occurring, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any portion of the Owned Premises or the Leased Premises or to any properties adjacent thereto. For purposes of this Section, the terms "Release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws.

           (g) None of the Companies has generated, handled, manufactured, treated, stored, used, shipped, transported, transferred, or disposed of, nor have they allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any Hazardous Substance or other Waste to or at a site which, pursuant to CERCLA or any similar state law: (i) has been placed on the National Priorities List or its state equivalent; or (ii) the Environmental Protection Agency or the relevant state agency has notified any of the Companies that it has proposed or is proposing to place on the National Priorities List or its state equivalent. None of the Companies nor the Shareholder has received notice, and none of the Companies nor the Shareholder has knowledge of any facts which could give rise to any notice, that any of the Companies is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA, RCRA or any other applicable Environmental Health and Safety Laws. None of the Companies has submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Leased Premises, the Owned Premises or the Purchased Assets. None of the Companies has received any written or oral request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where any of the Companies has transported, transferred or disposed of other Wastes. None of the Companies has been required to and has not undertaken any response or remedial actions or clean-up actions of any kind at the request of any Governmental Authorities or at the request of any other third party. None of the Companies has any liability under any Environmental, Health and Safety Laws for personal injury, property damage, natural resource damage, or clean up obligations.

           (h) None of the Companies uses, or has used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor have there ever been any Underground Storage Tanks. For purposes of this Section 4.13, the terms "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meanings given them in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks or Underground Storage Tanks.

           (i) Schedule 4.13 identifies, regardless of their materiality: (i) all environmental audits, assessments or occupational health studies undertaken by any of the Companies or their respective agents, or by the Shareholder, or by any Governmental Authority, or by any third party, relating to or affecting any of the Companies or any of the Leased Premises, the Owned Premises or the Purchased Assets; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the any of the Companies or their respective agents, or by the Shareholder, or by any Governmental Authority, or by any third party, relating to or affecting the Company or any of the Leased Premises, the Owned Premises or the Purchased Assets; (iii) all written communications between any of the Companies and any Governmental Authority arising under or related to Environmental, Health and Safety Laws; and (iv) all citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting any of the Companies or any of the Leased Premises, the Owned Premises or the Purchased Assets.

           (j) Schedule 4.13 contains a recent survey, including recommendations for management, of "friable asbestos" (as such term is identified under the Environmental, Health and Safety Laws) present on the Owned Premises and Leased Premises. The recommendations have been fully implemented as of the date of this Agreement. Each of the Companies has operated and continues to operate in compliance with all Environmental, Health & Safety Laws governing the handling, use and exposure to and disposal of asbestos or asbestos-containing materials. There are no claims, actions, suits, governmental investigations or proceedings before any Governmental Authority or third party pending, or threatened against or directly affecting any of the Companies, or any of their respective assets or operations relating to the use, handling or exposure to and disposal of asbestos or asbestos-containing materials in connection with their assets and operations.

           (k) As used in this Agreement, "Environmental, Health and Safety Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, as any of them may be or have been amended from time to time, together with all regulations promulgated thereunder. In the event any Environmental, Health and Safety Law is amended to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment.

            (l) Schedule 4.13 identifies the operations and activities, and locations thereof, which have been conducted and are being conducted by each of the Companies on any of the Purchased Assets, the Owned Premises or the Leased Premises which have involved the generation, accumulation, storage, treatment, transportation, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances.

            (m) Schedule 4.13 identifies the locations to which each of the Companies has transferred, transported, hauled, moved, or disposed of Waste over the past five years and the types and volumes of Waste transferred, transported, hauled, moved, or disposed of to each such location.

            (n) None of the Purchased Assets, the Owned Premises or Leased Premises presently includes, or has been constructed upon, any "wetlands" as defined under applicable Environmental, Health and Safety Laws.

            (o) Schedule 4.13 identifies all Material:

                 (i) Remediation of any and all Hazardous Substances Discharged
            or Released from the operations of the Business and any other investigative, clean-up and corrective actions, and the planning thereof, including without limitation, corrective, remedial or removal actions, and pre- or post-remediation monitoring, conducted with respect to any Environmental Condition ("REMEDIAL ACTION"); or

                 (ii) Claims, citations, notices of violation or similar
            notices, actions, suits, orders, governmental investigations or proceedings, whether administrative or judicial and whether civil or criminal, alleging the violation of any Environmental, Health or Safety Laws ("LEGAL ACTION").

            For purposes of this Section 4.13(o), the term "MATERIAL" when applied to a Remedial Action shall mean: (i) any Remedial Action (excluding attorneys fees) undertaken as a result of any Legal Action, and for which the potential costs have exceeded or could reasonably be expected to exceed $100,000; (ii) any Remedial Action not undertaken as a result of any Legal Action, and for which the potential costs have exceeded or could reasonably be expected to exceed $500,000. For purposes of this Section 4.13(o), the term "MATERIAL" when applied to a Legal Action shall mean: (i) any Legal Action to which any Governmental Authority is a party, and for which the potential liability to the Companies or the Shareholder collectively has exceeded or could reasonably be expected to exceed $100,000; and (ii) any Legal Action to which any Governmental Authority is not a party, and for which the potential liability to the Companies or the Shareholder (excluding attorneys fees) collectively has exceeded or could reasonably be expected to exceed $500,000.

           (p) During the previous five years: (i) no employees, agents or independent contractors of the Companies have died or sustained severe personal injuries on the Owned Premises or Leased Premises or in the course of their employment or engagement by the Companies; and (ii) none of the Companies nor any of their properties has been the subject of fines, penalties or charges issued or assessed by OSHA in excess of $20,000.

      4.14 Real Estate.

           (a) None of the Companies owns any real property, or any interest therein except as set forth on Schedule 4.14(a), which Schedule sets forth the location and size of, and principal improvements and buildings on, the Owned Premises.

           (b) Schedule 4.14(b) sets forth a list of all leases, licenses or similar agreements with respect to interests in real estate ("LEASES") to which any of the Companies is a party (copies of which have previously been furnished to MTLM), in each case, setting forth: (i) the lessor and lessee thereof and the date and term of each of the Leases; (ii) the legal description or street address of each property covered thereby; and
      (iii) a brief description (including size and function) of the principal improvements and buildings thereon (the "LEASED PREMISES"), all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended except as set forth on Schedule 4.14(b), and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. To the best knowledge of the Companies and the Shareholder, there is no breach or anticipated breach by any other party to such Leases. Except as set forth on Schedule 4.14(b), with respect to each such Leased Premises:

                 (i) each of the Companies has valid leasehold interests in the Leased Premises leased by it, which leasehold interests are free and clear of any Liens, covenants and easements or title defects of any nature whatsoever;

                 (ii) the portions of the buildings located on the Leased Premises that are used in the business of each of the Companies are in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the respective Company's current and reasonably anticipated normal business activities as conducted thereat;

                 (iii) each of the Leased Premises: (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of each Company's respective business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                 (iv) none of the Companies has received notice of: (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and to the best knowledge of the Companies and the Shareholder, no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises and to the best knowledge of the Companies and the Shareholder, no such special assessment is contemplated by any Governmental Authority.

            (c) all of the Purchased Assets are located on the Owned Premises, the Leased Premises or the other locations identified on Schedule 4.14(c).

      4.15 Good Title to, Condition of and Adequacy of Purchased Assets.

            (a) Except as set forth on Schedule 4.15, each of the Companies has good and marketable title to all of the Purchased Assets, free and clear of any Liens (other than Permitted Liens) or restrictions on use.

            (b) The Purchased Assets are in good operating condition, normal wear and tear excepted, and have been maintained in accordance with sound industry practices.

            (c) Except for the Owned Premises, the Purchased Assets constitute all of the assets and properties necessary for the conduct of the business of each of the Companies in the manner in which and to the extent to which such business is currently being conducted.

      4.16 Compliance with Laws.

            (a) Except as set forth in Schedule 4.13 or Schedule 4.16, each of the Companies is and has been in compliance in all material respects with all laws, regulations and orders applicable to it, its respective business and operations (as conducted by it now and in the past), and the Purchased Assets. Except as set forth on Schedule 4.13 or Schedule 4.16, none of the Companies has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders which have not been permanently cured and no proceeding with respect to any such violation is pending or threatened.

            (b) None of the Companies has made any payment of funds in connection with their business which is prohibited by law, and no funds have been set aside to be used in connection with their business for any payment prohibited by law.

            (c) None of the Companies is subject to any Contract, decree or injunction which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

      4.17 Labor and Employment Matters. Schedule 4.17 sets forth the name, address, social security number and current rate of compensation of each of the employees of each of the Companies. Except as set forth in Schedule 4.17, none of the Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there have been no efforts by any labor union during the 24 months prior to the date hereof to organize any employees of any of the Companies into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of any of the Companies or which may interfere with their respective continued operations. None of the Companies has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against any of the Companies by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of any Company during the 24 months prior to the date hereof. The Shareholder is not aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with any of the Companies as a result of this Agreement or otherwise. Schedule 4.17 contains detailed information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which any of the Companies is a party or under which it has an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements, and (iv) consulting agreements. None of the parties to any of the contracts or agreements listed on Schedule 4.17 is an Affiliate of the Shareholder, any Company or any of their respective directors, employees, officers, relatives or Affiliates, except by reason of the contract or agreement listed on Schedule 4.17. Each of the Companies has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act and the Worker Adjustment and Retraining Notification Act of 1988.

      4.18 Employee Benefit Plans.

           (a) Employee Benefit Plans. Schedule 4.18 contains a list setting forth each employee benefit plan or arrangement of each of the Companies, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of each of the Companies participate ("EMPLOYEE BENEFIT PLANS") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to MTLM).

           (b) Compliance with Law.  With respect to each Employee Benefit
      Plan: (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "CODE"); (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

           (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a): (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to MTLM, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs;
      (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (v) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; and (vi) as of the Effective Time, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan);
      (vii) except as disclosed on Schedule 4.18, all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable,
      Section 302 of ERISA or Section 412 of the Code, have been timely made;
      (viii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet or are disclosed on Schedule 4.18.

           (d) Multiemployer Plans. None of the Companies contributes to, or within the past ten years has contributed to, a multiemployer plan described in Section 3(37) of ERISA.

           (e) Welfare Plans. Other than as disclosed in Schedule 4.18: (i) none of the Companies is obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("WELFARE PLAN"), whether or not disclosed in Schedule 4.18, to provide medical or death benefits with respect to any employee or former employee of any of the Companies or its predecessors after termination of employment; (ii) each of the Companies has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee
      Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

           (f) Controlled Group Liability. None of the Companies nor any entity that would be aggregated with any of the Companies under Code
      Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or
      (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

           (g) Other Liabilities. Except as set forth on Schedule 4.18: (i) none of the Employee Benefit Plans obligates any of the Companies to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of each of the Companies as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of any of the Companies.

      4.19 Tax Matters. Except as set forth in Schedule 4.19 hereto, all Tax Returns required to be filed prior to the date hereof with respect to each of the Companies or any of their respective income, properties, franchises or operations have been filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true, complete and accurate in all respects. All Taxes due and payable by or with respect to each of the Companies have been paid or accrued on the Current Balance Sheet or will be accrued on its books and records as of the Closing. Except as set forth in Schedule 4.19 hereto: (i) with respect to each taxable period of each Company, no taxable period has been audited by the relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against any of the Companies; (iii) none of the Companies has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority;
(iv) none of the Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to any of the Companies regarding Taxes; (vi) none of the Companies has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing Date; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the any of the Companies; (viii) none of the Companies will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under
Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing Date or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing Date; (ix) none of the companies is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (x) there is no basis for any assessment, deficiency notice, 30-day letter or similar notice with respect to any Tax to be issued to the any of the Companies with respect to any period on or before the Closing Date; (xi) none of the Companies has made any payments, and is or will not become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xii) none of the Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiii) no claim has ever been made by a taxing authority in a jurisdiction where any of the Companies does not file Tax Returns that is or may be subject to Taxes assessed by such jurisdiction; and (xiv) none of the Companies has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xv) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to each of the Companies for the past two years have been furnished or made available to MTLM; (xvi) none of the Companies will be subject to any Taxes for the period ending at the Closing Date for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xvii) no sales or use tax or property transfer tax (other than sales tax on aircraft, boats, mobile homes and motor vehicles), non-recurring intangibles tax, documentary stamp tax or other excise tax (or comparable tax imposed by any Governmental Authority) will be payable by any of the Companies or MTLM by virtue of the transactions completed in this Agreement.

     4.20 Insurance. Each of the Companies is covered by valid, outstanding and enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and businesses against risks of the nature normally insured against by businesses in the same or similar lines of business and in coverage amounts typically and reasonably carried by such businesses (the "INSURANCE POLICIES"). Such Insurance Policies are in full force and effect, all premiums due thereon have been paid, and each of the Companies has complied with the provisions of such Insurance Policies. Schedule 4.20 contains: (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to MTLM); and
(ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $5,000 that relates to loss or damage to the properties, assets or businesses of any of the Companies. None of the Companies has failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

     4.21 Receivables. All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of each of the Companies, as the case may be. All of the Receivables are good and collectible receivables, without set-off or counterclaims. Each of the Companies and the Shareholder hereby absolutely and unconditionally guarantees and agrees to be a surety for the full and prompt payment to Buyer, no later than ninety (90) days following the Closing, of all amounts owing under each of the Receivables included in the Purchased Assets, as more fully identified and described on Schedule 4.21. Each of the Companies and the Shareholder acknowledge that any failure to perform this guaranty obligation shall constitute a breach of this Agreement and shall entitle the Buyer to recover Indemnifiable Damages. Each of the Companies and the Shareholder agrees: (i) to pay to Buyer, upon demand, all amounts owing under any Receivables identified on Schedule 4.21 which have not been paid by the applicable account debtor within ninety (90) days following the Closing; and
(ii) any amounts owing to Buyer from the Companies and the Shareholders under this Section 4.21 shall be deducted from the Escrow Amount pursuant to the General Escrow Agreement.

     4.22 Licenses and Permits. Each of the Companies possesses all environmental licenses and permits and all other licenses and required governmental or official approvals, permits or authorizations (collectively, the "PERMITS") for its respective Business and operations, including the operation of the Owned Premises and the Leased Premises, which Permits are listed on Schedule 4.22. All such Permits are valid and in full force and effect, each of the Companies is in full compliance with the requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. Schedule 4.22 specifies all Permits which must be obtained by AMI in order for AMI to own the Purchased Assets and operate the Business of the Companies consistent with past practice (the "NEW PERMITS"). Except for the New Permits, none of the Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and are freely transferable to AMI and will be transferred to AMI at closing.

     4.23 Relationships with Customers and Suppliers; Affiliated Transactions. No current supplier to any of the Companies of any items essential to the conduct of its business has threatened to terminate its respective business relationship with it for any reason. Except as set forth on Schedule 4.23, none of the Companies or the Shareholder has any direct or indirect interest in any customer, supplier or competitor of any of the Companies, or in any person from whom or to whom any of the Companies leases real or personal property. Except as set forth on Schedule 4.23, no officer, director or shareholder of any of the Companies, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with any of the Companies or has any interest in any property used by any of the Companies.

     4.24 Intellectual Property. Schedule 4.24 sets forth a list of all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of each Company's business (the "INTELLECTUAL PROPERTY") and all such rights, titles and interests shall be transferred to AMI at Closing, free and clear of any Liens or restrictions. Each of the Companies has full legal right, title and interest in and to all Intellectual Property used in its respective business. The conduct of the business of each of the Companies as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property, except as set forth in Schedule 4.24. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

     4.25 Contracts. Schedule 4.25 sets forth a list of each Contract to which each of the Companies is a party or by which its properties or assets are bound and which is material to its business, assets, properties or prospects (the "PURCHASED CONTRACTS"), true and correct copies of which have been provided to MTLM. The copy of each Purchased Contract furnished to MTLM is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Except as set forth on Schedule 4.25, none of the Companies has violated any of the material terms or conditions of any Purchased Contract or any term or condition which would permit termination or material modification of any Purchased Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any Purchased Contract. Except as set forth on
Schedule 4.25, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by any of the Companies under any Purchased Contract, and to the best knowledge of the Companies and the Shareholder, no such event has occurred which constitutes or would constitute a material default by any other party. Except as set forth in
Schedule 4.25, all Purchased Contracts are freely assignable to AMI without notice to or the consent of any third party and, none of the Companies is subject to any liability or payment resulting from renegotiation of amounts paid it under any Purchased Contract. As used in this Section, Purchased Contracts shall include, without limitation:

(a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating any of the Companies to purchase or sell products or services; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of 60 days or less or calling for payment of an annual gross rental exceeding $10,000.00; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, noncompetition agreements and any other agreements relating to any employee, officer or director of any of the Companies; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by any of the Companies; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by any of the Companies and not otherwise disclosed on the Schedules.

     4.26 Customer Lists and Recurring Revenue. The Companies have provided a true, correct and complete list of each of the Companies' 20 largest customers ("MATERIAL CUSTOMERS") and suppliers together with the applicable percentage of total sales or purchases, as applicable. True, correct and complete copies of any agreements with such customers or suppliers which are anticipated to endure beyond the Closing have been furnished by the Shareholder to MTLM. Other than Material Customers, no customer of any of the Companies as of the date of this Agreement accounts for more than 3% of the combined annual revenue of such Company. The list of the Companies' 20 largest customers and suppliers sets forth each Material Customer's name, address, account number, term of franchise or agreement, billing cycle, type of service and rates charged.

     4.27 Accuracy of Information Furnished to MTLM. No representation, statement or information made or furnished by the Shareholder or the Companies to MTLM or any of MTLM's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by any of the Companies or the Shareholder, contains or shall contain any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading, provided, however, that the Companies and the Shareholder make no representations or warranties as to the accuracy or completeness of the documents listed on Schedule 4.27, which have been prepared by persons other than the Companies or the Shareholder, or their representatives. The Shareholder and the Companies have provided MTLM with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

     4.28 Investment Intent; Accredited Investor Status; Securities Documents. The Companies are acquiring their respective interests in MTLM Shares for their own account for investment and not with a view to, or for the sale in connection with, any distribution of their interest, except in compliance with applicable state and federal securities laws. Each of the Companies and the Shareholder has been provided, to its or his satisfaction, the opportunity to discuss the transactions contemplated hereby with MTLM and has had the opportunity to obtain such information pertaining to MTLM as has been requested, including but not limited to filings made by MTLM with the SEC under the Exchange Act. Each of the Companies and the Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. Each of the Companies and the Shareholder has such knowledge and experience in business and financial matters that it or he is capable of evaluating the merits and risks of an investment in MTLM Shares, and is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in MTLM Shares. Each of the Companies and the Shareholder acknowledges that MTLM Shares have not been registered under the Securities Act and understands that MTLM Shares must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement, in which case the Company desiring to sell the Common Stock shall first supply to MTLM an opinion of counsel (which counsel shall be satisfactory to MTLM and in whose opinion counsel to MTLM shall concur) that such exemption is available. Each of the Companies and the Shareholder acknowledges that it or he was not induced to acquire MTLM Shares through any general solicitation or general advertising.

     4.29 Business Locations. Except for the Owned Premises, as of the date hereof, none of the Companies has any office or place of business other than as identified on Schedules 4.14(a) and 4.14(b) and the principal place of business and chief executive office (as such terms are used in subsection 9-401 of the Uniform Commercial Code as enacted in the State of Connecticut as of the date hereof) are indicated on Schedule 4.14(a) or 4.14(b), and all locations where the equipment, inventory, chattel paper and books and records of each of the Companies are located as of the date hereof are fully identified on Schedules 4.14(a) and 4.14(b).

     4.30 Names; Prior Acquisitions. All names under which any of the Companies does business as of the date hereof are specified on Schedule 4.30. Except as set forth on Schedule 4.30, none of the Companies has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past 10 years.

     4.31 No Commissions. Except as specified on Schedule 4.31, none of the Companies nor the Shareholder has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

     4.32 Inventory.  All Purchased Assets that consist of inventory
(including raw materials and work-in-progress): (i) were acquired in the ordinary course of business consistent with past practice; (ii) are of a quality, quantity, and condition useable or saleable in the ordinary course of business within the respective Company's normal inventory turnover experience; and (iii) are valued at the lower of cost or net realizable market value. None of the Companies has any material liability with respect to the return or repurchase of any goods in the possession of any customer.

     4.33 Identification, Acquisition and Disposition of Assets and Liabilities. Schedule 4.33(a) sets forth a listing of all of the assets and properties (including real, personal and mixed) owned by each of the Companies as of August 31, 1997. Not more than 10 days prior to the Closing Date, the Companies shall deliver to MTLM a schedule reflecting any additions or deletions to fixed assets as of such date relating to items which individually have a value (defined as the higher of book value or fair market value) of $10,000 or more (the "FIXED ASSET UPDATE SCHEDULE") and a revised Schedule 4.33(a) listing all of the assets and properties of each of the Companies as of such date. Schedule 4.33(b) sets forth a listing of all of the liabilities of each of the Companies as of August 31, 1997. Not more than 10 days prior to the Closing, the Companies shall deliver to MTLM a revised Schedule 4.33(b) listing all of the liabilities of each of the Companies as of such date. All additions and deletions reflected in the Fixed Asset Update Schedule shall be the result of transactions occurring in the ordinary course of business since August 31, 1997 and no such additions or deletions will violate the covenants contained in Section 6.1 nor would such additions or deletions have violated the covenants contained in Section 6.1 if such addition or deletion had occurred after the date of this Agreement.

     4.34 Product Warranty. None of the Companies has any liability or obligation (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, or demand against any of them giving rise to any liability or obligation) for replacement or repair thereof or other damages in connection therewith. No product sold, manufactured or delivered by any of the Companies is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 4.25 includes copies of the standard terms and conditions of sale for each of the Companies, including applicable guaranty, warranty, and indemnity provisions.


                                  ARTICLE  V

                   REPRESENTATIONS AND WARRANTIES OF BUYER

     As a material inducement to the Shareholder and each of the Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of MTLM and AMI makes the following representations and warranties to the Shareholder and each of the Companies:

     5.1 Corporate Status. Each of MTLM and AMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2 Corporate Power and Authority. Each of MTLM and AMI has, or at the time closing will have, the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder, and consummate the transactions contemplated hereby. MTLM and AMI have or will have taken at or prior to Closing all action necessary to authorize the execution and delivery of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement by MTLM and AMI, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not: (i) contravene any provision of the Articles of Incorporation or Bylaws of either of them; (ii) in any material respect violate or conflict with any law, statute, ordinance, rule regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against either of them; (iii) conflict with, result in breach of, or constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate any material contract; (iv) result in or require the creation or imposition of any lien upon or with respect to any property or assets of MTLM or AMI; or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other securities or exchange filings required to be made by MTLM following the Closing Date.

     5.3 Enforceability. Each of this Agreement and the Other Agreements has been, or will have been at the time of Closing, duly executed and delivered by each of MTLM and AMI and constitutes or will constitute a legal, valid and binding obligation of each of MTLM and AMI, enforceable against each of MTLM and AMI in accordance with their respective terms.

     5.4 No Commissions. Neither MTLM nor AMI has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

     5.5 SEC Filings and Financial Information.  MTLM has filed with the
Commission: (i) MTLM's Annual Report on Form 10-K for the year ended March 31, 1997, (ii) Quarterly Reports on Form 10-Q and 10-Q/A for the quarters ended January 31, 1996, March 31, 1996, June 30, 1996, September 30, 1996, December 31, 1996, June 30, 1997 and September 30, 1997, (iii) all Current Reports on Form 8-K required to be filed with the Commission since January 31, 1996, and
(iv) MTLM's definitive Proxy Statement dated November 20, 1997 for its Annual Meeting of Shareholders, (v) any amendments to the foregoing and (vi) all schedules and exhibits attached thereto (collectively, the "SEC Documents"). Except as set forth on Schedule 5.5 hereto, and except for the transactions contemplated hereby, MTLM is not aware of any event that would require the filing of a Form 8-K within fifteen (15) days following the Closing Date. Each SEC Document, as of the date of the filing thereof with the Commission, conformed in all material respects with the requirements of the Exchange Act, and the rules and regulations thereunder and, as of the date of such filing or, if such Disclosure Document was subsequently amended, as of the date of the filing of any amendment thereto with the Commission, such Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of MTLM, including the notes thereto, included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of MTLM at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

     5.6 Capitalization.  The authorized capital stock of MTLM consists of:
80,000,000  shares of Common Stock and 4,000,000 shares of  Preferred Stock.
As of the date hereof, 30,130,916 shares of Common Stock are validly issued and outstanding, fully paid and non-assessable, 36,000 shares of Preferred Stock have been designated as Series A Convertible Preferred Stock, face amount $1,000 per share, 25,000 shares of which are issued and outstanding, and 23,000 shares of Preferred Stock have been designated as Series B Convertible Preferred Stock, face amount $1,000 per share, 20,000 shares of which are issued and outstanding. As of the date hereof, 10,586,923 shares of Common Stock are issuable pursuant to various stock option plans, warrants, and pending contracts for business acquisitions, and no other shares of Common Stock or Preferred Stock, or any rights, options, warrants, convertible securities, subscription rights or other agreements or commitments of any kind obligating MTLM to issue or sell any other shares of Common Stock or Preferred Stock, are outstanding or have been authorized, as of the date hereof. All issued and outstanding shares of capital stock of AMI are owned beneficially and of record by MTLM. No other shares of capital stock of AMI or any rights, options, warrants, convertible securities, subscription rights or other agreements, or commitments of any kind obligating AMI to issue or sell other such shares are outstanding or have been authorized.

     5.7 MTLM Shares. Upon consummation of the Closing and the issuance and delivery of certificates representing the MTLM Shares to the Companies, the MTLM Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.

     5.8 New Permits. There are no facts known to MTLM or AMI that will materially and adversely affect their eligibility for the transfer or reissuance of any New Permits.


                                 ARTICLE  VI

                   CONDUCT OF BUSINESS PENDING THE CLOSING

     6.1 Affirmative Covenants Pending the Closing. At all times prior to the Closing Date, each of the Companies covenants and agrees that it will:

           (a) conduct the Business and operations only in the ordinary course of business and use its commercially reasonable efforts consistent with past practice to preserve intact its business organization, keep available satisfactory relationships with suppliers, customers and others having business relationships with it;

           (b) maintain its cash management practices (including, without limitation, the collection of Receivables and the payment of payables) and its policies, practices and procedures with respect to collection of trade accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue, and acceptance of customer deposits in accordance with past custom and practice;

           (c) cause its current insurance policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless, simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies to the extent practicable for market premiums are in full force and effect;

           (d) maintain, repair and replace its assets consistent with past practices;

           (e) use reasonable efforts to retain its present employees and to maintain its relationships with its agents, distributors, licensees, suppliers and customers;

           (f) maintain its books, accounts and records in accordance with past custom and practice as used in the preparation of the Financial Statements;

           (g) maintain in full force and effect the existence of all Intellectual Property;

           (h) comply in all material respects with all legal requirements and contractual obligations applicable to or binding upon it;

           (i) maintain all authorizations, consents, accreditation, Licenses, Permits and approvals pertaining to it; and

           (j) duly and timely file (by the due date or any duly granted extension thereof) all income Tax reports an returns and non-income Tax reports and returns required to be filed with federal, state, county, local, foreign and other Tax authorities, promptly pay all Taxes indicated by such returns or otherwise lawfully levied or assessed upon it or any of its properties, unless it is contesting such levy or assessment in good faith and, if appropriate, has established reasonable reserves therefor, and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all Taxes required by law to be so withheld or collected.

      6.2 Negative Covenants Pending Closing. Except as set forth on Schedule 6.2, prior to the Closing Date, each of the Companies covenants and agrees that except to the extent contemplated by this Agreement, it will not:

           (a) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of: (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it; or (ii) any of its respective assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

           (b) (i) acquire (including, without limitation, for cash or shares of stock or units, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances; or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

           (c) increase the compensation payable or to become payable to its respective officers or directors, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its respective directors or officers, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

           (d) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

           (e) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

           (f) increase or decrease prices charged to its respective customers, except for previously announced price changes or except in the ordinary course of business, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of contracts or other causes;

           (g) forgive, cancel, or waive any rights of material value or any debts or other material obligations owed to it, in each case, to the extent included in the Purchased Assets; or

           (h) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article IV untrue or incorrect.


                                 ARTICLE  VII

                    CONDITIONS TO THE OBLIGATIONS OF BUYER

     The obligations of Buyer hereunder shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Buyer:

     7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Companies and the Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except: (i) for changes specifically permitted by or disclosed pursuant to this Agreement; and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Companies and the Shareholder shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Each of the Companies and the Shareholder shall have delivered to MTLM a certificate, dated as of the Closing Date, duly signed (in the case of each of the Companies by their respective chief executive officer and chief financial officer), stating that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

     7.2 No Material Adverse Change or Destruction of Property. Between the date hereof and the Closing Date: (i) there shall have been no Material Adverse Change to any of the Companies; (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of any of the Companies; and (iii) none of the properties and assets of any of the Companies shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to MTLM a certificate to that effect, dated the Closing Date and signed by or on behalf of each of the Companies.

     7.3 Corporate Certificate.  The Shareholder shall have delivered to
MTLM: (i) copies of the certificate of incorporation and bylaws of each of the Companies as in effect immediately prior to the Closing Date; (ii) copies of resolutions adopted by the Board of Directors of each of the Companies and the Shareholder authorizing the transactions contemplated by this Agreement;
and (iii) certificates of legal existence of each of the Companies issued by the State of Connecticut and each other state in which each of them is qualified to do business as of a date not more than thirty days prior to the Closing Date, certified in each case as of the Closing Date by the Secretary as being true, correct and complete.

     7.4 Opinions of Counsel. Buyer shall have received opinions dated as of the Closing Date from counsel for each of the Companies and the Shareholder substantially in the form of Exhibit D-2(a) and Exhibit D-2(b) attached hereto.

     7.5 Consents. MTLM shall have received written consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Purchased Contract or instrument as of a date not more than ten days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

     7.6 Governmental Approvals; HSR Act Compliance. All consents, authorizations and approvals from, and all declarations, filings and registrations with any governmental authority required to consummate the transactions contemplated by this Agreement, including those set forth on
Schedule 4.6, shall have been obtained or made without the imposition of any material conditions, and all applicable waiting periods under the HSR Act shall have expired or terminated.

     7.7 Securities Laws. MTLM shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of MTLM Shares, in connection with the transactions contemplated hereby.

     7.8 Title Documents; Title Insurance. At the Closing: (i) the Company shall have delivered all title documents evidencing the Purchased Assets held by it in a form acceptable to MTLM for transfer on the books of the Company; and (ii) MTLM shall have received title insurance commitments, policies and riders acceptable to MTLM in its sole discretion with respect to the Owned Premises and the Leased Premises. MTLM acknowledges receipt of Title Commitment No. SP103070 of First American Title Insurance Company, effective date of October 21, 1997 at 8:00 a.m. The Company shall deliver at the
Closing: (i) a title affidavit to enable Exceptions 1 and 3 of the Title Commitment to be omitted; and (ii) releases or other assurances to enable Exceptions 4, 7, 8, 9 and 10 to be omitted. MTLM has no objections to the remaining Exceptions.

     7.9 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Agreement or any other transaction contemplated hereby, and which, in the judgment of MTLM, makes it inadvisable to proceed with the Agreement and other transactions contemplated hereby.

     7.10 Approvals; Consents. Within five (5) business days after the execution hereof, the Board of Directors of MTLM and AMI shall have authorized and approved this Agreement and the transactions contemplated hereby.

     7.11 Intentionally Omitted.

      7.12 Intentionally Omitted.

      7.13 Other Closing Deliveries. At Closing, the Buyer shall have received:

           (a) each Other Agreement to which any of the Companies or the Shareholder is a party, duly executed by the Companies or the Shareholders, as the case may be;

           (b) resignations effective as of the Closing Date from such officers and directors of the Company as MTLM or AMI shall have requested in writing; and

           (c) all other previously undelivered agreements, certificates, documents, instruments or writings required to be delivered by the Company and/or the Shareholder at or prior to the Closing pursuant to this Agreement or otherwise in connection herewith, duly executed by the Company and/or the Shareholder, as the case may be, who is a party thereto.

      7.14 Licenses and Permits. AMI shall have obtained all of the New Permits and all assignable Permits shall have been duly assigned to AMI on or before the Closing Date.

      7.15 Employment Agreements. At Closing, MTLM shall have received each of the Employment Agreements, executed by each of the parties thereto.

      7.16 Lease and Option. At Closing, MTLM shall have received the Lease and the Option Agreement, executed by each of the parties thereto.

      7.17 Defined Benefit Plan. At Closing, MTLM shall have received a certificate from CIGNA Retirement & Investment Services certifying to MTLM that the Aerospace Metals, Inc. Hourly Pension Plan and the Aerospace Metals, Inc. Salaried Retirement Plan are fully-funded as of the Closing Date.

                                ARTICLE  VIII

                       CONDITIONS TO THE OBLIGATIONS OF
                  EACH OF THE COMPANIES AND THE SHAREHOLDER

      The obligations of each of the Companies and the Shareholder to effect this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by each of the Companies and the Shareholder:

      8.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material aspects at and as of the Closing Date with the same force and effect as though made at and as of that time except: (i) for changes specifically permitted by or disclosed pursuant to this Agreement; and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Buyer shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Each of MTLM and AMI shall have delivered to the Shareholder a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

     8.2 Purchase Price. At the Closing, MTLM shall have delivered to the Companies the Cash Portion minus the Escrow Amount and shares of Common Stock representing the Stock Portion of the Purchase Price and shall have delivered the Escrow Amount to the Escrow Agent.

     8.3 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Agreement or any of the transactions contemplated hereby, and which in the judgment of the Shareholder makes it inadvisable to proceed with the Agreement or any other transaction contemplated hereby.

     8.4 Other Closing Deliveries. At Closing, each of the Companies and the Shareholder shall have received (a) each Other Agreement to which MTLM or AMI is a party, duly executed by MTLM or AMI, as the case may be and (b) all other previously undelivered agreements, certificates, documents, instruments or writings required to be delivered by MTLM or AMI at or prior to the Closing pursuant to this Agreement or otherwise in connection herewith, duly executed by MTLM and/or AMI, as the case may be.

     8.5 Opinion of Counsel. The Companies and the Shareholder shall have received an opinion dated as of the Closing Date from counsel for each of MTLM and AMI substantially in the form of Exhibit D-1 hereto.

     8.6 Governmental Approvals; HSR Act Compliance. All consents, authorizations and approvals from and all declarations, filings and registrations with any Governmental Authority required to consummate the transactions contemplated by this Agreement, including those set forth on
Schedule 4.6, shall have been obtained or made without the imposition of any material conditions and all applicable waiting periods under the HSR Act shall have expired or terminated.

     8.7 Securities Laws. MTLM shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the MTLM Shares in connection with the transactions contemplated hereby.

                                 ARTICLE  IX

                               INDEMNIFICATION

      9.1 Agreement by the Companies and the Shareholder to Indemnify. Each of the Companies and the Shareholder agrees, jointly and severally, to indemnify, defend and hold Buyer harmless from and against the aggregate of all Buyer Indemnifiable Damages (as defined below); provided, however, that the aggregate indemnification liability of the Companies and the Shareholder collectively shall not exceed the Cash Portion of the Purchase Price (plus any costs of collection), and the individual indemnification liability of the Shareholder shall not exceed $12 million (plus any costs of collection).

           (a) For purposes of this Agreement, "BUYER INDEMNIFIABLE DAMAGES" means, without duplication, the aggregate of all expenses, losses, costs, claims, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Buyer, to the extent: (i) resulting from any breach of a representation or warranty made by any of the Companies or the Shareholder in or pursuant to this Agreement; (ii) resulting from any breach of the covenants or agreements made by any of the Companies or the Shareholder pursuant to this Agreement; (iii) resulting from any inaccuracy in any certificate or environmental report (except those listed in Scheduled 4.27) delivered by any of the Companies or the Shareholder pursuant to this Agreement; (iv) resulting from any Excluded Liabilities; (v) resulting from any remediation, cleanup or other actions required by this Agreement to be taken by the Companies or the Shareholder that may be taken to ensure that the Owned Premises are in compliance with all Environmental, Health and Safety Laws (the "CLEANUP LIABILITY"); (vi) resulting from any default or failure to pay by the account debtors with respect to any of the Receivables identified on
      Schedule 4.21; or (vii) resulting from any fact, condition, event, act, omission or other matter whose occurrence or failure to occur would have constituted a breach of a representation or warranty made by any of the Companies or the Shareholder in or pursuant to this Agreement were not that representation or warranty qualified by the words "to the best knowledge of the Companies and/or the Shareholder" or other words of similar import.

           (b) Each of the representations and warranties made by the Shareholder and each of the Companies in this Agreement or pursuant hereto shall survive for a period of 24 months after the Closing Date except as follows: (i) the representations and warranties of the Shareholder to the extent relating to tax attributes or liabilities with respect to Taxes of each of the Companies, shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional Taxes with respect to which the representations and warranties relate; (ii) the representations and warranties of the Shareholder and each of the Companies contained in Sections 4.13 and 4.16 shall expire at the time the latest period of limitations expires for the enforcement by an applicable Governmental Authority of any remedy with respect to which the particular representations and warranties of the Shareholder related and if there is no such period of limitations, then the representations and warranties shall continue indefinitely; and (iii) the representations and warranties of the Shareholder and each of the Companies contained in Sections 4.1, 4.2, 4.3, 4.4, and 4.5 shall not expire, but shall continue indefinitely. No claim for the recovery of Buyer Indemnifiable Damages may be asserted by Buyer against any of the Companies or the Shareholder after such representations and warranties shall thus expire; provided, however, that claims for Buyer Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith (except those documents listed on Schedule 4.27). Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

           (c) In the event that Buyer believes it is entitled to a claim for any Buyer Indemnifiable Damages hereunder, Buyer shall promptly give written notice to the Companies and the Shareholder of such claim and the amount or the estimated amount of such claim, and the basis for such claim. If none of the Companies nor the Shareholder pays the amount of the claim for Buyer Indemnifiable Damages to Buyer within 10 days, then Buyer may take any action or exercise any remedy available to Buyer by appropriate legal proceedings to collect the Buyer Indemnifiable Damages or make a claim for payment pursuant to the Escrow Agreements.

      9.2 Conditions of Indemnification of Buyer. The obligations and liabilities of the Companies and the Shareholder hereunder with respect to the indemnities pursuant to this Article IX resulting from any claim or other assertion of liabilities by third parties (hereinafter called collectively "BUYER CLAIMS"), shall be subject to the following terms and conditions:

           (a) Buyer must give the Companies and the Shareholder notice of any such Buyer Claim promptly after Buyer receives notice thereof;

           (b) the Companies and the Shareholder shall have the right to undertake, by counsel or other representatives of their own choosing, the defense of such Buyer Claim; provided, however, if a Buyer Claim is made against Buyer which exceeds the value of the Indemnification Security at such time, Buyer shall have the right to control the defense of the Buyer Claim;

           (c) in the event that the Companies and the Shareholder shall elect not to undertake such defense, or within a reasonable time after notice of any such Buyer Claim from Buyer shall fail to defend, Buyer (upon further written notice to the Companies and the Shareholder) shall have the right to undertake the defense, compromise or settlement of such Buyer Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Companies and the Shareholder (subject to the right of the Companies and the Shareholder to assume defense of such Buyer Claim at any time prior to settlement, compromise or final determination thereof);

           (d) anything in this Section 9.2 to the contrary notwithstanding:
      (i) Buyer shall have the right, at its own cost and expense, to have its own counsel to protect its own interests and participate in the defense, compromise or settlement of the Buyer Claim; (ii) none of the Companies nor the Shareholder shall, without Buyer's written consent, settle or compromise any Buyer Claim or consent to entry of any judgement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Buyer of a release from all liability in respect of such Buyer Claim; and (iii) Buyer, by counsel or other representatives of its own choosing and at its sole cost and expense, shall have the right to consult with the Companies, the Shareholder and their respective counsel or other representatives concerning such Buyer Claim, and the Companies, the Shareholder and Buyer and their respective counsel shall cooperate with respect to such Buyer Claim.

      9.3 Agreement by Buyer to Indemnify. Each of MTLM and AMI agrees jointly and severally to indemnify, defend and hold each of the Companies and the Shareholder harmless from and against the aggregate of all Seller Indemnifiable Damages (as defined below); provided, however, that the aggregate indemnification liability of MTLM and AMI collectively shall not exceed the Cash Portion of the Purchase Price (plus any costs of collection).

           (a) For purposes of this Agreement, "SELLER INDEMNIFIABLE DAMAGES" means, without duplication, the aggregate of all expenses, losses, costs, claims, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by any one or more of the Companies or the Shareholder to the extent: (i) resulting from any breach of a representation or warranty made by MTLM or AMI in or pursuant to this Agreement; (ii) resulting from any breach of the covenants or agreements made by MTLM or AMI pursuant to this Agreement; (iii) resulting from any inaccuracy in any certificate or report prepared by or on behalf of MTLM or AMI delivered by MTLM or AMI pursuant to this Agreement; or (iv) resulting from any default or failure to pay or perform any of the Assumed Liabilities.

           (b) Each of the representations and warranties made by MTLM and/or AMI in this Agreement or pursuant hereto shall survive for a period of 24 months after the Closing Date. No claim for the recovery of Seller Indemnifiable Damages may be asserted by any of the Companies or the Shareholder against MTLM or AMI after such representations and warranties shall thus expire; provided, however, that claims for Seller Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

           (c) In the event that any of the Companies or the Shareholder believes it or he is entitled to a claim for any Seller Indemnifiable Damages hereunder, the claimant shall promptly give written notice to MTLM and AMI of such claim and the amount or the estimated amount of such claim, and the basis for such claim. If neither MTLM nor AMI pays the amount of the claim for Seller Indemnifiable Damages to the claimant within 10 days, then the claimant may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Seller Indemnifiable Damages.

      9.4 Conditions of Indemnification of Companies and Shareholder. The obligations and liabilities of MTLM and AMI hereunder with respect to the indemnities pursuant to this Article IX resulting from any claim or other assertion of liabilities by third parties (hereafter called collectively "SELLER CLAIMS"), shall be subject to the following terms and conditions:

           (a) the Company or the Shareholder asserting the claim for indemnification, as the case may be (the "INDEMNIFIED PARTY"), must give notice of any such Seller Claim promptly after the Indemnified Party receives notice thereof;

           (b) MTLM and AMI shall have the right to undertake, by counsel or other representatives of their own choosing, the defense of such Seller Claim; provided, however, if a Seller Claim is made which exceeds $100,000 the Indemnified Party shall have the right to control the defense of the Seller Claim;

           (c) in the event that MTLM and AMI shall elect not to undertake such defense, or within a reasonable time after notice of any such Seller Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to MTLM or AMI) shall have the right to undertake the defense, compromise or settlement of such Seller Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of MTLM and AMI (subject to the right of MTLM and AMI to assume defense of such Seller Claim at any time prior to settlement, compromise or final determination thereof);

           (d) anything in this Section 9.4 to the contrary notwithstanding:
      (i) the Indemnified Party shall have the right, at its own cost and expense, to have its own counsel to protect its own interests and participate in the defense, compromise or settlement of the Seller Claim;
      (ii) nether MTLM nor AMI shall, without the Indemnified Party's written consent, settle or compromise any Seller Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Seller Claim; and (iii) the Indemnified Party, by counsel or other representatives of its own choosing and at its sole cost and expense, shall have the right to consult with MTLM and AMI and their respective counsel or other representatives concerning such Seller Claim, and MTLM, AMI and the Indemnified Party and their respective counsel shall cooperate with respect to such Seller Claim.

      9.5 Effect of Insurance and Taxes.

           (a) Any party or parties shall be deemed to have suffered a loss for which the other party or parties shall be liable for indemnification only to the extent that the party or parties claiming indemnification is or are unable to obtain monetary recovery with respect thereto under an insurance policy or from any other third party. If a party's entitlement to such a recovery is discovered after payments of indemnification hereunder, then the amount of such indemnification subject to such claim of entitlement against such third party shall be refunded to the party or parties who paid it, but only after and only to the extent of such recovery from such insurance policy or third party. An indemnified party who has received a recovery for a loss arising from a breach of a representation, warranty or covenant under the Agreement which is subject to indemnification shall have no right to recover twice for the same loss under the indemnification provided in this Agreement.

           (b) In determining the amount of any loss to an indemnified party, any available tax benefits to the indemnified party, such as, for example, the ability to take any deduction of all or any part of the amount on such party's tax returns or the ability to exclude from income for tax purposes amounts which would have been includable in such party's income absent the loss, damage or expense, shall be taken into account, such that only the net after tax effect of the loss or expense to the indemnified party shall be considered a loss subject to the indemnification provisions of this Agreement, provided, however, if any indemnity payment is includable in the income of the indemnified party, such payment shall be grossed up to the extent required to fully compensate the indemnified party after taking into account the associated tax liability.

           (c) For purposes of this Section 9.5, the term "loss" means any loss, liability, damage, cost or expense indemnified against under this
      Article IX.

      9.6 Minimum Threshold for Indemnification.

           (a) By the Companies and the Shareholder. No indemnification shall be paid by the Companies or the Shareholder hereunder until such time as the amount for which indemnification would otherwise be due to any and all parties entitled to indemnification from the Companies and the Shareholder hereunder exceeds $50,000 in the aggregate, and then only to the extent of the excess over $50,000; provided, however, that the Companies and the Shareholder shall be obligated to pay to Buyer the full amount of Buyer Indemnifiable Damages hereunder for any Buyer Claims, regardless of the dollar amount claimed, arising from or related to: (i) any sales taxes payable to the Connecticut Department of Revenue Services as a result of operations of the Companies prior to the Closing Date; and
      (ii) compliance with the Consent Order issued on January 9, 1998 by the State of Connecticut Department of Environmental Protection regarding Analytical and Effluent Violations, including without limitation the cost of installing facilities necessary to achieve compliance with all material terms and conditions contained in State Permit SP0000050, or any modifications thereof, issued by the Commissioner of Environmental Protection of the State of Connecticut on November 17, 1993, and any fines, penalties and charges relating thereto.

           (b) By MTLM or AMI. No indemnification shall be paid by MTLM or AMI hereunder until such time as the amount for which indemnification would otherwise be due to any and all parties entitled to indemnification from MTLM or AMI hereunder exceeds $50,000 in the aggregate, and then only to the extent of the excess over $50,000.

      9.7 Security for Indemnification Obligation. As security (the "INDEMNIFICATION SECURITY") for the agreement by each of the Companies and the Shareholder to indemnify and hold Buyer harmless as described in Section 9.1, MTLM shall have the right to offset any Indemnifiable Damages against the amounts held pursuant to the Escrow Agreements, subject to the provisions of the Escrow Agreements as to agreement or final decision in legal proceedings before release of funds, and provided that the amounts held pursuant the Cleanup Escrow Agreement shall only be used to offset those Indemnifiable Damages resulting from the Cleanup Liability. Notwithstanding any provision of this Agreement or the Escrow Agreement to the contrary, the obligations of each of the Companies and the Shareholder to indemnify and hold MTLM harmless with respect to the Cleanup Liability shall not be limited to the amounts held pursuant to the Cleanup Escrow Agreement. The administration, investment and release of funds held pursuant to the Escrow Agreements shall, to the extent not inconsistent with this Agreement, be governed by the terms of the Escrow Agreements.

     9.8 Collection of Receivables. AMI agrees to use all reasonable and normal efforts to collect the Receivables and will cooperate with the Companies and the Shareholder in such collection efforts, both before and after that date which is ninety (90) days following the Closing. Payments received from customers after the Closing shall be applied against the oldest Receivables first unless a customer specifically directs otherwise in writing. If material which is covered by uncollected Receivables is returned after the Closing, AMI shall credit the value of the returned material against the uncollected Receivables. The Companies agree to pay to AMI, promptly after AMI delivers written notice to the Companies, an amount equal to any reduction in the amount of a Receivable due to a sales adjustment made by a customer after the Closing. If AMI subsequently collects any portion of a Receivable for which the Companies and/or the Shareholder have paid AMI pursuant to the Section 4.21 guaranty of Receivables (whether directly or through a deduction from the Escrow Amount), AMI will reimburse the Companies and/or the Shareholder by payment in the amount of such subsequent collection to the source from which such indemnification payment came, i.e., either the Companies and/or the Shareholder if they paid AMI directly or the Escrow Amount if the indemnification payment was deducted therefrom. AMI agrees that it will, at the request of the Companies and/or the Shareholder, assign and transfer to the Companies any uncollected Receivables for which AMI has been paid indemnification pursuant to Section 4.21, and upon such assignment the Companies will be free to use any lawful means to collect such Receivable.

                                  ARTICLE  X

                            SECURITIES LAW MATTERS

     The parties agree as follows with respect to the sale or other disposition after the Closing Date of the Common Stock:

     10.1 Legend. Each certificate representing the Common Stock shall bear the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT
          BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

MTLM may, unless a registration statement is in effect covering the Common Stock, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

     10.2 Registration Rights. MTLM shall execute and deliver to the Companies a registration rights agreement concerning the MTLM Shares substantially in the form attached as Exhibit H hereto.


                                 ARTICLE  XI

                            ADDITIONAL AGREEMENTS

     11.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

     11.2 Compliance with Covenants. The Shareholder shall cause each of the Companies to comply with all of the respective covenants of the Companies under this Agreement.

     11.3 Cooperation. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of the Nasdaq

Stock Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

     11.4 Access to Information. From the date hereof to the Closing Date, each of the Companies and MTLM shall (and shall cause its respective directors, officers, employees, auditors, counsel and agents to) afford each other and their officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by any of the parties hereto shall affect any representation or warranty in this Agreement.

     11.5 Notification of Certain Matters. The Shareholder and MTLM shall give prompt notice to the other of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

     11.6 Tax Treatment. Each party to this Agreement has sought and received its own advice as to the tax treatment of the transactions covered by this Agreement and is not relying on any opinions of the other parties or their respective advisers with respect thereto. All parties hereto agree to fully and completely comply with the reporting requirements of the Internal Revenue Service.

     11.7 No Other Discussions. None of the Companies, the Shareholder, nor any of their respective Affiliates, employees, agents or representatives shall: (i) initiate or encourage the initiation by others of discussions or negotiations with third parties (other than MTLM or AMI) or respond to solicitations by third persons relating to any merger, sale, business combination, or other disposition of any substantial part of the assets, business or properties of any of the Companies (whether by merger, business combination, consolidation, sale of stock or otherwise); (ii) respond in any way to an unsolicited acquisition proposal; (iii) participate in any discussions or negotiations relating to any acquisition proposal, or furnish any confidential information concerning any of the Companies to any party other than Buyer; or
(iv) enter into any oral or written agreement or understanding that would have the effect of preventing the consummation of the transactions contemplated by this Agreement. Each of the Companies and the Shareholder will immediately notify MTLM if any of the Companies or the Shareholder receives an acquisition proposal or any inquiry which they reasonably believe could lead to an acquisition proposal.

     11.8 Restrictive Covenants. In order to assure that MTLM will realize the benefits of this Agreement and in consideration of the transactions set forth in this Agreement, each of the Companies and the Shareholder agrees with MTLM that they shall not for a period of sixty (60) months from the Closing Date:

           (a) directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity in the Restricted Territory (as defined below), and which is directly or indirectly in competition with the business conducted by the Companies at the Closing Date; provided, however, that, the beneficial ownership of less than 5% of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section. As used in this Section 11.8, the term "Restricted Territory" means all states in which MTLM or any of its Subsidiaries operates a facility on the Closing Date;

           (b) directly or indirectly: (i) induce any Person which is a customer of any of the Companies at the Closing Date to patronize any business directly or indirectly in competition with the business conducted by any of the Companies; (ii) canvass, solicit or accept from any Person which is a customer of any of the Companies any such competitive business; or (iii) request or advise any Person which is a customer of any of the Companies at the Closing Date to withdraw, curtail or cancel any such customer's business with any of the Companies;

           (c) without the prior written consent of MTLM, directly or indirectly, employ, or knowingly permit any company or business directly or indirectly controlled by the Companies or the Shareholder, to employ, any person who was employed by any of the Companies at or within six months prior to the Closing Date, or in any manner seek to induce any such Person to leave his or her employment;

           (d) directly or indirectly, at any time following the Closing Date, in any way utilize, disclose, copy, reproduce or retain in their possession any of the Companies' proprietary rights or records, including, but not limited to, any of their customer lists.

Each of the Companies and the Shareholder agrees and acknowledges that the restrictions contained in this Section 11.8 are reasonable in scope and duration and are necessary to protect MTLM after the Closing Date. If any provision of this Section as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to MTLM and upon breach of any provision of this Section, MTLM shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that this shall in no way limit any other remedies which MTLM may have (including, without limitation, the right to seek monetary damages).

      11.9 Trading in MTLM's Common Stock. Except as otherwise expressly consented to by MTLM, from the date of this Agreement until the Closing Date, none of the Companies, nor the Shareholder (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of the Common Stock in any transactions effected on the Nasdaq Stock Market or otherwise.

      11.10 HSR Act Compliance. Each of the Companies, the Shareholder and MTLM will as promptly as practicable, but in no event later than 5 business days following the execution and delivery of this Agreement, file or cause to be filed with the United States Federal Trade Commission (the "FTC") and the United State Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of the Companies, MTLM and the Shareholder will furnish to the others such necessary information and reasonable assistance as the others may request in connection with the preparation of any filing or submission which is necessary under the HSR Act. Each of the Companies, the Shareholder and MTLM will keep each other apprised of the status of any communications with, and inquiries or requests for additional information addressed to the entity that filed a notification and report form as an acquired or acquiring person from, the FTC or the DOJ and shall comply or cause its respective filing person to comply promptly with any such inquiry or request. Each of the Companies, the Shareholder and MTLM will use commercially reasonable efforts to obtain any clearance required under the HSR Act for the purchase and sale of the MTLM Shares.

      11.11 Corporate Authority. MTLM, AMI, each of the Companies and the Shareholder agree to use their individual best efforts to obtain the authorizations required for each to execute and deliver this Agreement and to perform each of their respective obligations hereunder and to consummate the transactions contemplated hereby.

      11.12 Taxes and Transfer Taxes.

           (a) The Companies shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business or the Purchased Assets, in each case attributable to periods (or portions thereof) prior to the Closing Date. Buyer shall be liable for and shall pay (i) all Taxes reflected as a liability on the Closing Date Statement and (ii) all Taxes (whether assessed or unassessed) applicable to the Business or the Purchased Assets, in each case attributable to periods (or portions thereof) beginning on the Closing Date. For purposes of this paragraph (a), any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date.

           (b) Notwithstanding Section 11.13(a), any Tax (including a sales Tax, use Tax, or gains Tax) directly attributable to the sale or transfer of the Purchased Assets, shall be paid by the Companies. Buyer, each of the Companies and the Shareholder agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

      11.13 Other Agreements. Upon the Closing, each party hereto that is a signatory to any of Exhibits A through I (the "OTHER AGREEMENTS") agrees to execute and deliver such Other Agreements, as appropriate, to the other parties to such Other Agreements, and each party who is a married individual shall cause his spouse to execute all consents requested by MTLM to consummate the transactions set forth herein. The parties agree that the non-competition covenants contained in the Employment Agreements with the Shareholder attached as Exhibit I are an integral part of this Agreement.

      11.14 Employment Procedure.

           (a) The Companies shall retain all liability for wages and payroll deductions with respect to employees of the Companies for the period ending on the day preceding the Closing Date.

           (b) Effective as of the Closing Date, each of the Companies shall assign all of its rights, and Buyer shall assume and shall timely perform all of the Companies' obligations, under the collective bargaining agreements listed in Schedule 4.17.

           (c) Pursuant to IRS Revenue Procedure 84-77, Buyer shall assume the Companies' obligations to furnish Forms W-2 to Employees for the calendar year in which the Closing Date occurs.

           (d) Nothing in this Section 11.14 express or implied shall confer upon any Employee, any legal representative thereof or any third party rights, benefits or remedies, including any right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement or any of the Other Agreements.

           (e) Buyer shall retain the right to amend or terminate any Employee Benefit Plan, in accordance with the terms of such Employee Benefit Plan.

      11.15 Corporate Name Change. Each of the Companies shall, immediately following the Closing, execute and deliver to MTLM for filing all documents or certificates necessary to change the legal, trade or assumed names of the Companies to names which do not, in the sole discretion of MTLM, create any likelihood of confusion with the names "Aerospace Metals, Inc.", "Aerospace Parts Security, Inc." "Suisman & Blumenthal", and "The Suisman Titanium Corporation," any abbreviations or derivations thereof, or any other names which are included in the Intellectual Property.

      11.16 Payments of Accounts Receivable. In the event any of the Companies or the Shareholder shall receive any instrument of payment of any of the Receivables not repurchased from AMI by the Companies or the Shareholder, the Companies or the Shareholder, whichever the case may be, shall forthwith deliver such payment or instrument to AMI, endorsed where necessary, without recourse, in favor of AMI.

      11.17 Securities Laws. Prior to or following the Closing, as applicable, MTLM and AMI shall use reasonable efforts to obtain all necessary consents and to otherwise comply with any state Blue Sky or securities laws applicable to the issuance of MTLM Shares, in connection with the transactions contemplated by this Agreement.

      11.18 New Permits and Environmental Due Diligence.   MTLM or AMI shall
duly file and diligently pursue all applications for New Permits and pay all associated filing and permit transfer fees. The Companies shall use their best efforts to assist the prompt transfer or assignment to AMI of all New Permits. Any application for the renewal of any License due prior to the Closing Date has been, or will be, timely filed prior to the Closing date. On and after execution of this Agreement, the Companies will take all actions necessary to assist AMI in obtaining all New Permits.

      11.19 Environmental Covenants of the Companies.

            (a) Remediation of Environmental Conditions.

                  (1) For purposes of this Agreement, the following words and phrases shall have the meanings set forth below:

                       (i) "ENVIRONMENTAL CONDITION" means the Release or Discharge or threatened Release or Discharge of Hazardous Substances at, upon, under or emanating from the Owned Premises.

                       (ii) "REMEDIATION" means all investigative, clean-up and corrective actions, and the planning thereof, including without limitation, corrective, remedial or removal actions, and pre- or post-remediation monitoring, conducted under applicable Environmental, Health and Safety Laws concerning any Environmental Condition (including but not limited to Remediation required as a result of governmental action and/or litigation). Remediation shall include, without limitation, groundwater monitoring, soil boring and soil sampling, sample collection and analysis, delineation of source areas, removal of floating product, bioremediation, groundwater collection and treatment, off-site soil or debris disposal, soil vapor sampling, monitoring or extraction, and underground tank removal.

                       (iii) "REMEDIATION STANDARDS" shall mean the Remediation
                  Standard Regulations, Conn. Agencies Regs. 22a-133k-1 et seq. adopted by the Connecticut Department of Environmental Protection. The Companies may, within their sole discretion, execute and record environmental land use restrictions consistent with Connecticut General Statutes 22a-133o, and the

                  Conn. Agencies Regs 22a-133q-1 et seq., to allow application of less stringent Remediation Standards, consistent with the current use of the Owned Premises or any other ferrous or non-ferrous scrap metal processing or recycling operations, and MTLM and AMI shall subordinate any interest they have in the Owned Premises or Leased Premises, including but not limited to its leasehold interests, to such restrictions, provided that such subordination will not unreasonably interfere with AMI's business conducted pursuant to the New Lease.

                  (2) Transfer Act Compliance.  The Companies shall be
            responsible for filing the appropriate forms with the Connecticut Department of Environmental Protection ("DEP") pursuant to the provisions of Connecticut General Statutes 22a-134 et seq. (the "TRANSFER ACT"). The Companies shall act as the certifying party with respect to the Transfer Act in connection with this transaction.

                  (3) Remediation of the Owned Premises and Leased Premises.

                       (i) The Companies shall be solely responsible for the
                  Remediation of any Environmental Condition existing on or emanating from the Owned Premises or Leased Premises prior to the Closing Date to the extent required by Environmental, Health and Safety Laws. At a minimum, however, the Companies shall implement the Remediation Plan set forth in Schedule 11.19(a) (the "REMEDIATION PLAN") in accordance with the schedule set forth therein. If during the Remediation, any railroad ties are removed from the Owned Premises or Leased Premises which Figures 4-2, 4-3 or 4-4, as applicable, of the Remediation Plan indicate will be present after the Remediation is completed, the Companies will replace these railroad ties at the positions indicated in Figures 4-2, 4-3 or 4-4, as applicable, of the Remediation Plan. The Companies shall reimburse MTLM and AMI on a time and materials basis for the reasonable fees paid by them to Continental Placer Inc. or such other environmental engineering firm selected by MTLM and AMI as is reasonably satisfactory to the Companies in connection with its work on the preparation of and overseeing, on a regular and ongoing basis until completion, the implementation of the Remediation Plan. An estimate for such work is set forth in Schedule 11.19(a) attached hereto. The Companies reserve the right to appeal any Governmental Authority's determination regarding the appropriate requirements for the Remediation. The Companies shall have the right to seek application of any alternative or site specific remediation standards or any variances approved by the Commissioner of Environmental Protection that the Companies deem necessary or desirable, provided that the application of such alternative or site specific remediation standards or of such variance shall be consistent with the current use of the Owned

                  Premises or other ferrous or non-ferrous scrap metal processing and recycling operations.

                        (ii) The Companies shall also be responsible for the Remediation of Total Petroleum Hydrocarbons ("TPH") Released from operations in the ordinary course after the Closing Date in the container storage area west of the Main building on the South Property (as shown on the Remediation Plan); and Hazardous Substances Discharged or Released from operations in the ordinary course after the Closing Date in the following specific locations on the North Property: the crane runway, and the pads around the Shredder (as shown on the Remediation Plan), until the Companies complete the improvements as required in Section 11.21 of this Agreement in each such location. Nothing in this Section 11.19(a)(3)(ii) shall relieve MTLM and AMI of responsibility for the Remediation of any Environmental Conditions created on and after the Closing Date from the operation of the Business other than in the ordinary course, including, without limitation, Discharges or Releases caused by the negligent or intentional conduct of MTLM or AMI employees or agents.

                        (iii) In accordance with the Remediation Plan, the
                  Companies expect to utilize bioremediation techniques for the Remediation of certain TPH-contaminated soils. The Remediation Plan sets forth certain milestones ("MILESTONES") with respect to the excavation, on-site relocation and treatment of those soils. Specifically, all TPH-contaminated soils in the following specified areas (as identified in the Remediation Plan) must by the dates indicated have been excavated, relocated and treated by bioremediation to a level no greater than the level required by the Remediation
                  Standards:

                             (A) By December 31, 1998 (the "PHASE ONE
                        MILESTONE"), all TPH-contaminated soils in Areas A and B in the Container Storage Area, the Overhead Crane Area, and the Shredder Area;

                             (B) By December 31, 1999 (the "PHASE TWO
                        MILESTONE"), all TPH-contaminated soils in the vicinity of the ASP Building; and

                             (C) By December 31, 2000 (the "PHASE THREE
                        MILESTONE"), all TPH-contaminated soils in Area C of the Container Storage Area and in all remaining Non-Critical operational areas designated in the Remediation Plan.

                  In the event that a Milestone is not met, Continental Placer Inc. or such other party as MTLM shall designate to the Companies in writing

                  ("MTLM'S CONSULTANT") shall, in its sole discretion,
                  following consultation with the Companies's remediation consultant, determine whether to extend the applicable
                  Milestone to permit further bioremediation efforts.    If
                  MTLM's Consultant determines not to extend the date of the Milestone, the Companies shall promptly discontinue their efforts to remediate the TPH-contaminated soils by bioremediation and shall instead meet their obligations under the Remediation Plan through removal and off-site disposal of the TPH-contaminated soils. If MTLM's Consultant determines to extend the date of a Milestone, it shall also, in its sole discretion, determine whether and to what extent any subsequent Milestone or Milestones shall also be extended.
                  All determinations by MTLM's Consultant under this subsection
                  (iii) shall be binding upon and shall not be appealable by the Companies.

                       (iv) During the course of their implementation of the
                  Remediation Plan, the Companies shall at all times keep MTLM's Consultant fully advised concerning all aspects of the Remediation and shall provide to the Consultant all data and other information with respect to the Remediation that the Consultant shall request. In addition, the Companies shall provide MTLM's Consultant with quarterly written reports concerning the implementation of the Remediation Plan, in such form and detail as the Consultant shall reasonably request and shall afford the Consultant full opportunity to comment upon and make non-binding suggestions concerning the Remediation.

                       (v) The Companies covenant that completion of the Phase
                  One portion of the Remediation Plan shall not in any way interfere with the operation of the fragmentizer equipment used in connection with the Business.

                  (4) Satisfaction of Companies' Remediation Obligation.

                       (i) If, as a result of the aforementioned Transfer Act
                  filing, the Commissioner of Environmental Protection requires DEP review and approval of Remediation of the Owned Premises and Leased Premises, the Companies' responsibility for such Remediation shall be satisfied upon written approval by the DEP that all Remediation has been performed in accordance with the Remediation Standards except postremediation monitoring or natural attenuation monitoring.

                       (ii) If the Commissioner of Environmental Protection
                  allows a Licensed Environmental Professional ("LEP") to verify that Remediation has been performed in accordance with the Remediation Standards, the Companies' responsibility for such Remediation shall be satisfied upon written verification by Roy F. Weston, Inc. or another LEP reasonably satisfactory to MTLM that the Remediation has been performed in accordance with the Remediation Standards except postremediation monitoring or natural attenuation monitoring, or that no Remediation is necessary to achieve compliance with the Remediation Standards. Upon issuance of such verification, the Companies shall cause the LEP to simultaneously certify such verification to MTLM and AMI.

                       (iii) Upon receipt of documentation under Sections
                  11.19(a)(4)(i) or (ii), above that the Environmental Conditions and/or Remediation of the Owned Premises and Leased Premises meet the Remediation Standards in effect at that time, the Companies shall have no further responsibility for the Remediation of the Owned Premises and Leased Premises; provided, however, that nothing contained in this
                  Section 11.19(a)(4) shall relieve the Companies or the Shareholder from liability for inaccuracy or breach of any of the representations, warranties or covenants contained in this Agreement. If postremediation monitoring or natural attenuation monitoring is required it shall be the responsibility of the Companies to conduct such monitoring (which responsibility of the Companies shall continue after purchase of the Owned Premises by Buyer), and if further remediation of Environmental Conditions existing on or emanating from the Owned Premises or Leased Premises prior to the Closing Date is necessary based upon the results of such monitoring, the Companies shall take such further action to remediate the Owned Premises and Leased Premises in accordance with the Remediation Standards (which responsibility of the Companies shall continue after purchase of the Owned Premises by Buyer).

                  (5) The Companies' Cooperation with Buyer during Remediation.
            In connection with the Remediation of the Owned Premises and Leased Premises, the Companies covenant that they shall take all reasonable steps to minimize interference with Buyer's ability to conduct operations in the ordinary course, including the provision of reasonable advance notice of work to be performed.

            (b) Off-Site Environmental Liabilities. The Companies covenant that they shall be responsible for all actions brought or claims made pursuant to any Environmental, Health and Safety Laws arising from the alleged Discharge or Release, or threatened Discharge or Release of Hazardous Substances transported off the Owned Premises or Leased Premises prior to the Closing Date.

      11.20. Environmental Covenants of Buyer.

           (a) Buyer covenants that on and after the Closing Date, it will comply with all applicable Environmental, Health and Safety Laws and will maintain compliance in all material respects with the terms and conditions of all Permits required for the ongoing operation of the Business and its use and occupancy of the Owned Premises and Leased Premises, as more fully described in the Lease, a copy of which is attached hereto as Exhibit A.

           (b) Buyer covenants that on and after the Closing Date and until the expiration of the term of the Lease, including any extensions thereof, it will continue to operate the Business and will use and occupy the Owned Premises and Leased Premises in substantially the same manner (as to type of business) as the Companies currently operate the Business and use and occupy the Owned Premises and Leased Premises. In addition Buyer may engage in other ferrous and non-ferrous scrap metal processing and recycling operations without the consent of the Companies or the lessor under the Lease, and such other uses and activities as may be approved in writing by the Companies and the lessor under the Lease.

           (c) Remediation of Environmental Conditions Arising After Closing Date. Buyer covenants that it shall be responsible for remediation of Environmental Conditions resulting from its operations on the Owned Premises and the Leased Premises after the Closing Date, except as set forth in Section 11.19(a)(3) herein with respect to the Remediation of certain post-closing Releases from operations in the ordinary course in the areas specified in Section 11.19(a)(3). In addition to the obligations in the foregoing sentence, with respect to each of the locations identified in Section 11.19(a)(3), upon completion of the improvements as required in Section 11.21 of this Agreement, Buyer shall, for each respective location, be responsible for Remediation of any and all Hazardous Substances Discharged or Released from the operations of the Business at each such location.

           (d) Buyer's Cooperation with Companies' Remediation.

                       (i) Buyer covenants that, except as provided in
               subsection (ii) below, it will use reasonable efforts not to materially interfere with or substantially increase the cost of the Companies' performance of Remediation of any Environmental Condition or any other obligations of the Companies required by this Agreement other than in the ordinary course of business. Buyer also covenants that it will cooperate with any application by the Companies for any alternative or site specific remediation standards, or any variances sought pursuant to the Remediation Standards.

                       (ii) In the event that Buyer elects to modify or expand
               its operations or activities in a way that materially interferes with the Companies' performance of Remediation of any Environmental Condition, Buyer shall reimburse the Companies for any additional costs that they incur in the Remediation in excess of those costs that the Companies would otherwise have incurred in implementing the Remediation Plan (the "INCREMENTAL COSTS"), and any Milestones and other conditions of the Remediation Plan shall be extended to reflect such interference; provided,



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



                  however, that Buyer may not modify or expand its operations or activities in a way that prevents or substantially interferes with the Companies' compliance with the orders or directives of any Governmental Entity or prevents or substantially jeopardizes the Companies' ability to complete the Remediation Plan by December 31, 2001. Without limiting the foregoing, if Buyer requires access to certain on-site land for new operations and wishes the Companies to excavate TPH-contaminated soils and replace those soils with clean fill in a manner that is inconsistent with the Remediation Plan, Buyer shall reimburse the Companies for any Incremental Costs incurred and shall modify the Milestones to reflect the consequences of such requirement.

                       (iii) Buyer shall allow the Companies to use its
                  treatment facilities in connection with the Companies' Remediation, as long as: (x) such use does not unreasonably interfere with Buyer's operations, and (y) the Companies compensate Buyer for any incremental costs incurred by Buyer in connection with the use of its facilities. In particular, and without limiting the foregoing, Buyer covenants that it will continue to operate and maintain the wastewater treatment system in compliance with its wastewater discharge permit, and will accept and treat wastewater collected in the Companies' remediation trench system, as long as inclusion of wastewater from the trench system does not result in a violation of Buyer's wastewater discharge permit, and as long as the Companies reimburse Buyer for any increased costs to Buyer in operating Buyer's wastewater treatment system. To the extent reasonably necessary, the Companies shall have full right and privilege to the use of all utilities which are reasonably necessary for performance of the Companies' environmental obligations pursuant to this Agreement. The Companies shall promptly reimburse Buyer for the costs of any utilities consumed by the Companies.

           (e) In recognition of the desirability of coordinating communications with environmental agencies, unless otherwise required by law, Buyer shall generally allow the Companies to serve as the liaison with the DEP or other agencies with jurisdiction over Environmental Conditions with respect to any Environmental Condition for which the Companies are responsible, and, in the event Buyer desires to engage in direct communications with the DEP or other such agency with respect to any Environmental Condition for which the Companies are responsible, Buyer will not initiate any such communications without first notifying the Companies and affording the Companies a reasonable opportunity to participate in such communications. Buyer will be provided with a reasonable opportunity to comment on the Companies' proposed Remediation plans. However, as long as such plans are consistent with the Remediation Plan set forth in Schedule 11.19(a), final decisions as to the manner and nature of the specific plans by which the Remediation Plan is implemented shall be at the sole discretion of the

      Companies. Buyer shall promptly refer to the Companies any DEP or other agency communications relating to any Environmental Condition which are received by Buyer.

           (f) Off-Site Environmental Liabilities. Buyer covenants that it shall be responsible for all actions brought or claims made pursuant to any Environmental, Health and Safety Laws arising from the alleged Discharge or Release or threatened Discharge or Release of Hazardous Substances transported off the Owned Premises or Leased Premises on or after the Closing Date. This provision shall not apply to Hazardous Substances transported off site by the Companies or their agents in connection with the Remediation of the Owned Premises and Leased Premises conducted by the Companies under this Agreement.

      11.21 Covenants as to Management and Containment Improvements.

            (a) As an adjunct to Remediation of the Owned Premises and Leased Premises in the South and North Properties, (and in order to avoid recontamination of certain portions of the Owned Premises and Leased Premises, as shown on Schedule 11.19(a) after Remediation), the Companies shall use their best efforts to complete no later than one year after the Closing Date, but in no event later than the eighteen (18) month anniversary of the Closing Date at their sole cost and expense, certain improvements in the South and North Properties in the following specific locations: (i) container storage area (west of the Main building on the South Property), (ii) crane runway (North Property); and (iii) pads around the Shredder (North Property). Schedule 11.19(a) attached hereto contains a design of the required improvements. No changes to the design or scope of the improvements, or reduction in size of the pads or canopies included as part of the improvements, shall be made without the prior written approval of MTLM's Consultant.

            (b) Construction of the improvements described in Schedule 11.19(a) shall be undertaken in phases and shall be closely coordinated between the Companies and MTLM and AMI so as to minimize interference with MTLM's and AMI's operations in the ordinary course and the Companies' Remediation of the Owned Premises and Leased Premises. All construction shall be performed in a good and workmanlike manner in accordance with all applicable laws and building codes and to the reasonable satisfaction of MTLM and AMI. Prior to implementation of the improvements, each of the Shareholder, John Lane (or, if applicable, his successor) and Larry Snyder (or, if applicable, his successor) shall certify in writing that in his judgment implementation of the proposed improvements will not, either during construction or thereafter, have a material adverse impact on the current and anticipated operations of MTLM and AMI.

      11.22 Buyer's Right to Cure the Companies' Noncompliance with Remediation
Obligation.   In connection with the Companies' obligation to remediate
Environmental Conditions on the Owned Premises or Leased Premises pursuant to
Section 11.19 of this Agreement, if the Companies fail to comply with: (i) a final administrative order (after appeal rights have been exhausted), (ii) a consent order, (iii) a final judgment in an action brought by the Attorney General


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


to enforce the Transfer Act, or (iv) any requirement of the Remediation
Plan (unless an order, judgment or other directive of a governmental entity requires otherwise), Buyer may give written notice of its intent to cure such noncompliance, and unless the Companies shall within ten (10) days of receipt of such notice, undertake and proceed with reasonable diligence to cure such noncompliance, Buyer may at its election, but without the obligation so to do, cause such work as is required to be performed in order to cure such failure of compliance. Any amounts paid by Buyer as a result of the Companies' failure to comply herewith, together with interest thereon at the Prime Rate announced from time to time by LaSalle National Bank or its successor, shall be immediately due and payable by the Companies to Buyer.

      11.23 Payment of Estimated Amounts; Adjustments. The parties acknowledge that certain accrued expenses and accounts payable of the Companies used in determining the Valuation Date Amount (such as certain inventory which has not yet been processed) have been estimated by the parties using good faith estimates of the amount they actually expect to incur. In the event that the actual amount of such estimated amounts (to be determined by the parties within 90 days following the Closing Date) are more or less than the amounts estimated, AMI shall pay to the Companies the net amount of any excess of estimated amounts over actual amounts, and/or the Companies shall pay to AMI the net amount of any excess of actual amounts paid over such estimated amounts. Personal and real property taxes payable to the City of Hartford shall be adjusted between AMI and the Companies so that AMI shall bear the portion thereof which is allocable to the period from and after the Closing Date and the Companies shall bear the portion thereof which is allocable to the period prior to the Closing Date. This adjustment shall be made as soon as is practical following the Closing and any amounts due either AMI or the Companies, as the case may be, shall be paid promptly after such adjustment is determined.

                                 ARTICLE  XII

                                 TERMINATION

      12.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated:

           (a) at any time prior to the Closing Date, by mutual written consent of all of the parties hereto;

           (b) at any time prior to the Closing Date, by MTLM in the event of a material breach by any of the Companies or the Shareholder of any provision of this Agreement;

           (c) at any time prior to the Closing Date, by the Companies or the Shareholder in the event of a material breach by MTLM or AMI of any provision of this Agreement;

           (d) Intentionally Omitted;

           (e) By Buyer in the event that any of the conditions precedent to Closing set forth in Articles VI and VII shall not have been satisfied or waived on or prior to the Closing; or

           (f) By the Companies or the Shareholder in the event that any of the conditions precedent to Closing set forth in Article VIII shall not have been satisfied or waived by the Companies or the Shareholder on or prior to Closing.

      12.2 Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 12.1 shall give notice of such termination to the other party to this Agreement.

      12.3 Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article XII all further obligations of the parties under this Agreement (other than Sections 14.2 and 14.10) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its breach of any provision of this Agreement.


                                ARTICLE  XIII

                                 DEFINITIONS

      13.1 Defined Terms. As used herein, the following terms shall have the following meanings:

           "Aboveground Storage Tanks" defined in Section 4.13(h).

           "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

           "Asbestos" or "Asbestos-containing material" defined in Section 4.13(j).

           "Assumed Liabilities" defined in Section 1.3.

           "Assumption Agreement" defined in Section 1.3.

           "August 31, 1997 Valuation Amount" means the greater of: (a) $20,000,000; and (b) (i) the net book value of the Purchased Assets as of August 31, 1997, less (ii) the amount of the liabilities to be assumed as of August 31, 1997 as reflected in the August 31, 1997 balance sheets of the Companies subject to adjustment consistent with the Balance Sheet Adjustments determined in accordance with GAAP, after making the Balance Sheet Adjustments.

           "Balance Sheet" means the audited balance sheet of the Companies as of May 31, 1997, included in Schedule 4.9.

           "Balance Sheet Adjustments" means the adjustments to the balance sheet listed below: (i) elimination of cash, deferred income taxes, investments, officer's life insurance, intangible asset - pension plans, income taxes payable, all notes payable (including the bank note payable), pension liability, common stock, additional paid in capital, retained earnings, pension liability adjustment and intercompany Receivables and accounts payable between either Aerospace or Titanium and Danny Corp., a Connecticut corporation and a wholly-owned subsidiary of Aerospace; (ii) increase in Receivables by the allowance for doubtful accounts and the reserve for sales adjustments; (iii) increase or decrease, as applicable, in inventory due to the change in inventory valuation method from LIFO to FIFO; and (iv) decrease in (a) property, plant and equipment by the net book value of real estate and (b) prepaid items by the amount of all prepaid insurance premiums which will not accrue to the benefit of the Buyer.

           "Balance Sheet Date" means May 31, 1997.

           "Bill of Sale" means the Bill of Sale in the form attached hereto as of Exhibit C.

           "Business" defined in the Recitals to this Agreement.

           "Buyer Claims" as defined in Section 9.2.

           "Buyer Indemnifiable Damages" defined in Section 9.1(a).

           "Cash Portion" defined in Section 2.1(a).

           "CERCLA" defined in Section 4.13(e).

           "Cleanup Escrow Agreement" means the Escrow Agreement in the form attached as Exhibit F.

           "Cleanup Liability" defined in Section 9.1(a).

           "Closing Date" defined in Section 3.1.

           "Code" defined in Section 4.18(b).

           "Common Stock" means shares of MTLM's common stock, $.01 par value per share.

           "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

           "Current Balance Sheet" defined in Section 4.9.

           "DEP" defined in Section 11.19(a).

           "Discharge" defined in Section 4.13(f).

           "DOJ" defined in Section 11.10.

           "Effective Time" defined in Section 3.1.

           "Employee Benefit Plans" defined in Section 4.18(a).

           "Employment Agreements" means the Employment Agreements between Buyer and each of Michael Suisman, John Lane, David Borg, Rick Dzubin, Roderick Hamilton, Harland Graine and Mark Winter in the forms attached hereto as Exhibit I.

           "Environmental Condition" defined in Section 11.19(a).

           "Environmental, Health and Safety Laws" defined in Section 4.13(k).

           "EPCRA" defined in Section 4.13(e).

           "ERISA" defined in Section 4.18(a).

           "Escrow Agreements" defined in Section 2.1(a).

           "Escrow Amount" defined in Section 2.1(a).

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Excluded Assets" defined in Section 1.2.

           "Excluded Liabilities" defined in Section 1.4.

           "FIFRA" defined in Section 4.13(e).

           "Financial Statements" defined in Section 4.9.

           "Fixed Asset Update Schedule" defined in Section 4.33.


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



           "FTC" defined in Section 11.10.

           "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time, consistently applied.

           "General Escrow Agreement" means the Escrow Agreement in the form attached as Exhibit G.

           "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Hazardous Substances" defined in Section 4.13(e).

           "HSR Act" defined in Section 4.6.

           "Incremental Costs" defined in Section 11.20(d).

           "Indemnification Security" defined in Section 9.7.

           "Indemnified Party" defined in Section 9.4(a).

           "Insurance Policies" defined in Section 4.20.

           "Intellectual Property" defined in Section 4.24.

           "Lease" means the Lease Agreement in the form attached hereto as Exhibit A.

           "Leased Premises" defined in Section 4.14(b).

           "Leases" defined in Section 4.14(b).

           "LEP" defined in Section 11.19(a).

           "Licenses" defined in Section 4.13(b).

           "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

           "Milestones" defined in Section 11.19(a).

           "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

           "Material Customers" defined in Section 4.26.

           "MTLM's Consultant" defined in Section 11.19(a).

           "MTLM Shares" defined in Section 2.1(b).

           "New Permits" defined in Section 4.22.

           "Option Agreement" means the Option Agreement in the form attached hereto as Exhibit B.

           "OSHA" defined in Section 4.13(e).

           "Other Agreements" defined in Section 11.13.

           "Owned Premises" defined in Section 1.2(f).

           "PBGC" defined in Section 4.18(f).

           "Permits" defined in Section 4.22.

           "Permitted Liens" means: (a) Liens for taxes and other governmental charges and assessments which are not yet due and payable; (b) Liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable; and (c) other Liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection.

           "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

           "Phase One Milestone" defined in Section 11.19(a).

           "Phase Three Milestone" defined in Section 11.19(a).

           "Phase Two Milestone" defined in Section 11.19(a).


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

           "Pre-Closing Inventory" defined in Section 2.3.

           "Purchased Assets" defined in Section 1.1.

           "Purchased Contracts" defined in Section 4.25.

           "Purchase Price" defined in Section 2.1

           "Purchase Price Adjustment" defined in Section 2.3.

           "RCRA" defined in Section 4.13(e).

           "Receivables" means all receivables of each the Companies, including all trade account receivables arising from the provision of services or sale of inventory, notes receivable, and insurance proceeds receivable.

           "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

           "Registration Rights Agreement" means the Registration Rights Agreement in the form attached hereto as Exhibit H.

           "Release" defined in Section 4.13(f).

           "Remediation" defined in Section 11.19(a).

           "Remediation Plan" defined in Section 11.19(a).

           "Remediation Standards" defined in Section 11.19(a).

           "Restricted Territory" defined in Section 11.8(a).

           "SEC" means the Securities and Exchange Commission.

           "SEC Documents" defined in Section 5.5.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Seller Claims" as defined in Section 9.4.

           "Seller Indemnifiable Damages" defined in Section 9.3(a).


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


           "Shareholder" defined in the introductory paragraph of this Agreement

           "Stock Portion" defined in Section 2.1(b).

           "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

           "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

           "TPH" defined in Section 11.19(a).

           "Transfer Act" defined in Section 11.19(a).

           "Underground Storage Tanks" defined in Section 4.13(h).

           "Union Contract" shall mean the collective bargaining agreement by and between Suisman & Blumenthal and the United Steelworkers of America Local 14294.

           "Valuation Date" means the close of business on the last day prior to the Closing Date.

           "Valuation Date Amount" means the net book value of the Purchased Assets as of the Valuation Date less the amount of the liabilities to be assumed as of the Valuation Date, which shall be those categories of liabilities, but not necessarily the amounts, reflected in the August 31, 1997 balance sheets of the Companies, subject to adjustment consistent with the Balance Sheet Adjustments, determined in accordance with GAAP.

           "Waste" defined in Section 4.13(e).

           "Welfare Plan" defined in Section 4.18(e).

      13.2 Other Definitional Provisions.

           (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

           (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.


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


           (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

           (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                 ARTICLE  XIV

                              GENERAL PROVISIONS

      14.1 Survival of Obligations. All representations, warranties, covenants and obligations contained in this Agreement shall survive for such time as the indemnity for the breach thereof shall survive as set forth in Sections 9.1,
9.2 and 9.3.

      14.2 Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of the Companies and the Shareholder, to their counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets; provided, however, that after the Closing Buyer may use or disclose any confidential information included in the Purchased Assets. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which: (i) is or becomes available to such party on a non-confidential basis from a source other than such party; (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents; (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed; or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby, provided that the disclosing party gives reasonable prior notice to the other parties.

      14.3 No Public Announcement. Neither Buyer nor any of the Companies, nor the Shareholder, without the approval of the other, shall make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not: (i) preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with any


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


accounting rules; or (ii) prevent MTLM from making any public disclosure which MTLM believes in good faith is required by law or by the terms of any listing agreement with or requirements of a securities exchange.

     14.4 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received
(a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid,
(c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service,
(d) on the date of delivery if delivered by facsimile and electronically confirmed before 5:00 p.m. (local time) on any business day, or (e) on the next business day if delivered by facsimile and electronically confirmed either after 5:00 p.m. (local time) or on a non-business day, in each case addressed as follows:

          If to any of the Companies or the Shareholder:

               c/o Michael Suisman
               48 Orchard Road
               West Hartford, Connecticut 06117
               Telecopy No.: (860) 521-9212

          with a copy to:

               Mr. Dwight Johnson
               Murtha, Cullina, Richter & Pinney
               Cityplace I
               185 Asylum Street
               Hartford, Connecticut 06103-3469
               Telecopy No.:  (860) 240-6150

          If to Buyer:

               Metal Management, Inc.
               500 North Dearborn Street
               Suite 405
               Chicago, Illinois 60610
               Attn: Chief Executive Officer
               Fax:  (312) 645-0714


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



          with a copy to:

               Shefsky & Froelich Ltd.
               444 North Michigan Avenue, Suite 2500
               Chicago, Illinois  60611
               Attention:  Stuart M. Savitz
               Fax:  (312) 527-5921

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others.

      14.5 Successors and Assigns.

           (a) The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other, except that the rights of Buyer (but not its obligations) hereunder may be assigned without the consent of any of the Companies or the Shareholder, (i) prior to the Closing, to any of its Affiliates and (ii) to financial institutions from time to time providing financing to Buyer or such Affiliate.

           (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of Buyer, any Affiliate as well as the successors in interest to such Affiliate (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 14.5 any right, remedy or claim under or by reason of this Agreement.

      14.6 Access to Records after Closing. For the period of the survival of any indemnification obligations hereunder, each of the Companies and its representatives shall have reasonable access to all of the books and records of the Business transferred to Buyer hereunder to the extent that such access may reasonably be required by any of the Companies or the Shareholder in connection with matters relating to or affected by the operations of the Business prior to the Closing Date or pursuant to any collections of accounts receivable. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Each of the Companies shall be solely responsible for any costs or expenses incurred by it pursuant to this Section
14.6. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such period, Buyer shall, prior to such disposition, give the Companies a reasonable opportunity, at the Companies' expense, to segregate and remove such books and records as the Companies may select.


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



     For a period of three years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Business which any of the Companies or any of their Affiliates may retain after the Closing Date. Such access shall be afforded by the Companies and their respective Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 14.6. If any of the Companies or any of their Affiliates shall desire to dispose of any of such books and records prior to the expiration of such three-year period, such party shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

     14.7 Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

     14.8 Interpretation. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

     14.9 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     14.10 Expenses. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

     14.11 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal


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


or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     14.12 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the Companies, the Shareholder and Buyer.

     14.13 Further Assurances. On the Closing Date, the Companies shall: (i) deliver to Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of the Companies in, to or under any or all of the Purchased Assets; and (ii) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets. From time to time following the Closing, each of the Companies shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets.

     14.14 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

     14.15 Submission to Jurisdiction. Each of the Companies, the Shareholder and Buyer hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the jurisdiction of the United States District Court for the Northern District of Illinois and the jurisdiction of any court of the State of Illinois located in Chicago and waive any and all objections to jurisdiction that they may have under the laws of the States of Connecticut or Illinois or the United States.


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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                        BUYER:

                        METAL MANAGEMENT, INC., A DELAWARE CORPORATION

                        By: /s/ Gerard M. Jacobs
                           -------------------------------
                        Name:   Gerard M. Jacobs
                        Title:  Chief Executive Officer


                        AMI ACQUISITION CO., A DELAWARE
                        CORPORATION

                        By: /s/ Gerard M. Jacobs
                           --------------------------------
                        Name:   Gerard M. Jacobs
                        Title:  President

                        THE COMPANIES:

                        AEROSPACE METALS, INC., A CONNECTICUT
                        CORPORATION

                        By: /s/ Michael Suisman
                           --------------------------------
                        Name:   Michael Suisman
                        Title:  Chief Executive Officer


                        AEROSPACE PARTS SECURITY, INC. A
                        CONNECTICUT CORPORATION

                        By: /s/ Michael Suisman
                           -------------------------------
                        Name:   Michael Suisman
                        Title:  Chief Executive Officer


                        THE SUISMAN TITANIUM CORPORATION, A
                        CONNECTICUT CORPORATION

                        By: /s/ Michael Suisman
                           -------------------------------
                        Name:   Michael Suisman
                        Title:  Chief Executive Officer

                        /s/ Michael Suisman
                        ----------------------------------
                        MICHAEL SUISMAN


                                      69